PROSPECTUS Dated June 11, 2002                      Pricing Supplement No. 56 to
PROSPECTUS SUPPLEMENT                       Registration Statement No. 333-83616
Dated June 11, 2002                                          Dated June 19, 2003
                                                                  Rule 424(b)(3)


                                  $29,500,000
                                Morgan Stanley
                       GLOBAL MEDIUM-TERM NOTES, SERIES C
                                  Senior Notes
                -----------------------------------------------

                          BRIDGES(SM) due June 15, 2010
   Based on the Value of Common Stock of Fifteen Companies in the Oil Industry

Unlike ordinary debt securities, the BRIDGES do not pay interest. Instead, the BRIDGES will pay at maturity the greater of (i) the principal amount of $10 and
(ii) the average value of a basket of shares of common stock of fifteen companies in the oil industry, which we refer to as the basket stocks, as determined on four specified determination dates during the life of the BRIDGES. The basket stocks are the common stock of Amerada Hess Corporation, Baker Hughes Incorporated, BP p.l.c., ChevronTexaco Corporation, ConocoPhillips, Exxon Mobil Corporation, Halliburton Company, Kerr-McGee Corporation, Marathon Oil Corporation, Occidental Petroleum Corporation, Repsol YPF, S.A., Royal Dutch Petroleum Company, Schlumberger Limited, TOTAL S.A. and Unocal Corporation.

o    The principal amount and issue price of each BRIDGES is $10.

o    We will not pay interest on the BRIDGES.

o At the initial offering of the BRIDGES, the basket is equally-weighted and the initial basket value is $10. The fractional amount of each basket stock included in the basket is set at an exchange ratio calculated so that each basket stock represents $.66667 of the initial basket value, based on the closing prices of the basket stocks on June 19, 2003, the day we offered the BRIDGES for initial sale to the public. The exchange ratio for any basket stock will remain constant for the term of the BRIDGES unless adjusted for certain corporate events relating to the issuer of that basket stock.

o At maturity, you will receive per BRIDGES the greater of (i) the principal amount of $10 and (ii) the final average basket value.

     o The final average basket value will equal the arithmetic average of the basket values on June 15, 2007, June 15, 2008, June 15, 2009 and June 11, 2010.

     o The basket value on any date equals the sum of the products of the closing price and the exchange ratio of each basket stock on that date.

o Investing in the BRIDGES is not equivalent to investing in the basket of stocks or any of its component stocks.

o The issuers of the basket stocks are not involved in this offering of the BRIDGES in any way and will have no obligation of any kind with respect to the BRIDGES.

o The BRIDGES have been approved for listing on the American Stock Exchange LLC, subject to official notice of issuance. The AMEX listing symbol for the BRIDGES is "BOI."

You should read the more detailed description of the BRIDGES in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of BRIDGES."

The BRIDGES involve risks not associated with an investment in ordinary debt securities. See "Risk Factors" beginning on PS-6.

                           ---------------------------
                              PRICE $10 PER BRIDGES
                           ---------------------------



                               Price to          Agent's      Proceeds to
                                Public         Commissions      Company
                             --------------    -----------  ---------------
Per BRIDGES.................    $10.00             $.32           $9.68
Total.......................  $29,500,000        $944,000      $28,556,000


                                 MORGAN STANLEY

     For a description of certain restrictions on offers, sales and deliveries of the BRIDGES and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus and other offering material related to the BRIDGES, see "Supplemental Information Concerning Plan of Distribution" below.

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the BRIDGES or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the BRIDGES in any jurisdiction, other than the United States, where action for that purpose is required. This pricing supplement and the accompanying prospectus supplement and prospectus may not be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The BRIDGES may not be offered or sold to the public in Brazil. Accordingly, the offering of the BRIDGES has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     The BRIDGES have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the BRIDGES, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     The BRIDGES may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has not issued and will not issue any advertisement, invitation or document relating to the BRIDGES, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to BRIDGES which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

     The BRIDGES have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the BRIDGES may not be circulated or distributed, nor may the BRIDGES be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the BRIDGES to the public in Singapore.

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the BRIDGES we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The BRIDGES offered are medium-term debt securities of Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.). The return on the BRIDGES is linked to the performance of a basket of shares of common stock of fifteen companies in the oil industry. These BRIDGES combine features of debt and equity by offering at maturity 100% protection of the issue price with the opportunity to participate in the upside potential of the underlying basket stocks. The BRIDGES have been designed for investors who are willing to forego market floating interest payments on the BRIDGES in exchange for the amount, if any, by which the final average basket value (as defined herein) exceeds the principal amount of the BRIDGES.

     "BRIDGES" is a licensed service mark of ours.

Each BRIDGES costs $10      We, Morgan Stanley, are offering you BRIDGES due
                            June 15, 2010 Based on the Value of Common Stock of
                            Fifteen Companies in the Oil Industry. The basket stocks are the common stocks of Amerada Hess
                            Corporation, Baker Hughes Incorporated, BP p.l.c.,
                            ChevronTexaco Corporation, ConocoPhillips, Exxon
                            Mobil Corporation, Halliburton Company, Kerr-McGee
                            Corporation, Marathon Oil Corporation, Occidental
                            Petroleum Corporation, Repsol YPF, S.A., Royal
                            Dutch Petroleum Company, Schlumberger Limited,
                            TOTAL S.A. and Unocal Corporation. The principal amount and issue price of each BRIDGES is $10.

The initial basket value    At the initial offering of the BRIDGES, the basket
equals $10                  is equally-weighted, and the initial basket value
                            is $10. The fractional amount of each basket stock included in the basket is set at an exchange ratio calculated so that each basket stock represents
                            $.66667 of the initial basket value, based on the closing prices of the basket stocks on June 19, 2003, the day we offered the BRIDGES for initial sale to the public. The exchange ratio for any basket stock will remain constant for the term of the BRIDGES unless adjusted for certain corporate events relating to the issuer of that basket stock.
                            See "Basket stocks" below.

Payment at maturity         Unlike ordinary debt securities, the BRIDGES do not
                            pay interest. Instead, at maturity, you will receive the greater of (i) the principal amount of $10 per BRIDGES and (ii) the final average basket value. The final average basket value will be the arithmetic average of the basket values on each of the four determination dates during the life of the BRIDGES.

                                         100% Principal Protection

                            At maturity, we will pay you the greater of (i) the principal amount of $10 and (ii) the final average basket value.

                             Final Average Basket Value =  the arithmetic
                                                           average of the
                                                           Basket Values on
                                                           each of the
                                                           Determination Dates
                                                           as calculated by the
                                                           calculation agent on
                                                           the final
                                                           Determination Date

                             Basket Value               =  the sum of the
                                                           products of the
                                                           closing price and
                                                           the exchange ratio
                                                           for each basket
                                                           stock on any date,
                                                           as determined by the
                                                           calculation agent

                             Determination Dates        =  June 15, 2007, June
                                                           15, 2008, June 15,
                                                           2009 and June 11,
                                                           2010, in each case
                                                           subject to
                                                           adjustment in the
                                                           event of certain
                                                           market disruption
                                                           events

                            If the final average basket value is less than or equal to $10, you will receive only the principal amount at maturity. The payment to you of the principal amount or the final average basket value upon maturity of the BRIDGES will be determined in U.S. dollars.

                            You can review the historical prices of each of the basket stocks and a chart of historical basket values in the section of this pricing supplement called "Description of BRIDGES--Historical Information."

Basket stocks               The basket is composed of the common stocks of
                            fifteen companies in the oil industry. The issuers of the basket stocks include domestic and foreign entities, have varying market capitalizations and have been selected from different segments of the oil and gas industry and related industries. The following table sets forth the issuer of each basket stock, the ticker symbol for each basket stock on the New York Stock Exchange, Inc., which we refer to as the NYSE, the proportion of the initial basket value represented by the shares of each basket stock contained in the basket, the exchange ratio for each basket stock, the initial price of each basket stock used to calculate its exchange ratio and the value of the fractional share of each basket stock contained in the basket based upon those initial prices:

                                                                                                          Initial       Initial
                                                                  Proportion                             Price of      Value per
                                   Issuer of          Ticker       of Initial                             Basket         Basket
                                 Basket Stock         Symbol      Basket Value     Exchange Ratio         Stock          Stock
                            --------------------    ----------  ----------------   --------------      ------------   -----------
                            Amerada Hess
                                  Corporation          AHC           1/15th           .013613777          $48.97        $.66667
                            Baker Hughes
                                  Incorporated         BHI           1/15th           .019476093          $34.23        $.66667
                            BP p.l.c.                  BP*           1/15th           .015315108          $43.53        $.66667
                            ChevronTexaco
                                  Corporation          CVX           1/15th           .009042000          $73.73        $.66667
                            ConocoPhillips             COP           1/15th           .012176560          $54.75        $.66667
                            Exxon Mobil
                                  Corporation          XOM           1/15th           .018076645          $36.88        $.66667
                            Halliburton Company        HAL           1/15th           .027288853          $24.43        $.66667
                            Kerr-McGee
                                  Corporation          KMG           1/15th           .014616678          $45.61        $.66667
                            Marathon Oil
                                  Corporation          MRO           1/15th           .025185745          $26.47        $.66667
                            Occidental Petroleum
                                  Corporation          OXY           1/15th           .019876764          $33.54        $.66667
                            Repsol YPF, S.A.           REP*          1/15th           .040160643          $16.60        $.66667
                            Royal Dutch Petroleum
                                  Company              RD*           1/15th           .013845621          $48.15        $.66667
                            Schlumberger Limited       SLB           1/15th           .013929517          $47.86        $.66667
                            TOTAL S.A.                 TOT*          1/15th           .008415383          $79.22        $.66667
                            Unocal Corporation         UCL           1/15th           .022024006          $30.27        $.66667
                            ------------------------------------
                              * Trades as American Depositary Shares.

                            The exchange ratio for each basket stock is a fraction of a share calculated so that each basket stock represents approximately $.66667, or one-fifteenth, of the $10 initial basket value based on the closing prices of the basket stocks on June 19, 2003, the day we offered the BRIDGES for initial sale to the public.

                            The exchange ratio for each basket stock will remain constant for the term of the BRIDGES unless adjusted for certain corporate events relating to the issuer of that basket stock. See "Description of BRIDGES--Adjustments to the Exchange Ratios" in this pricing supplement.

MS & Co. will be the        We have appointed our affiliate, Morgan Stanley &
calculation agent           Co. Incorporated, which we refer to as MS & Co., to
                            act as calculation agent for JPMorgan Chase Bank, the trustee for our senior notes. As calculation agent, MS & Co. will calculate the final average basket value; determine what, if any, adjustments should be made to the exchange ratios to reflect certain corporate and other events; and determine whether a market disruption event has occurred.

The BRIDGES will be         The BRIDGES will be treated as "contingent payment
treated as contingent       debt instruments" for U.S. federal income tax
payment debt                purposes, as described in the section of this
instruments for U.S.        pricing supplement called "Description of
federal income tax          BRIDGES--United States Federal Income Taxation."
purposes                    Under this treatment, if you are a U.S. taxable
                            investor, you will generally be subject to annual income tax based on the comparable yield of the BRIDGES even though you will not receive any stated interest payments on the BRIDGES. In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the BRIDGES generally will be treated as ordinary income.
                            Please read carefully the section of this pricing supplement called "Description of BRIDGES--United
                            States Federal Income Taxation" and the section called "United States Federal
                            Taxation--Notes--Notes Linked to Commodity Prices,
                            Single Securities, Baskets of Securities or
                            Indices" in the accompanying prospectus supplement.

                            If you are a foreign investor, please read the section of this pricing supplement called "Description of Notes--United States Federal Income Taxation."

                            You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the BRIDGES.

Where you can find          The BRIDGES are senior notes issued as part of our
more information on         Series C medium-term note program. You can find a
the BRIDGES                 general description of our Series C medium-term
                            note program in the accompanying prospectus supplement dated June 11, 2002. We describe the basic features of this type of note in the sections of the prospectus supplement called "Description of Notes--Floating Rate Notes" and "--Notes Linked to
                            Commodity Prices, Single Securities, Baskets of
                            Securities or Indices."

                            Because this is a summary, it does not contain all the information that may be important to you. For a detailed description of the terms of the BRIDGES, you should read the "Description of BRIDGES"
                            section in this pricing supplement. You should also read about some of the risks involved in investing in BRIDGES in the section called "Risk Factors." The tax treatment of investments in basket-linked notes such as BRIDGES differs from that of investments in ordinary debt securities. We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the BRIDGES.

How to reach us             You may contact your local Morgan Stanley branch
                            office or our principal executive offices at 1585
                            Broadway, New York, New York 10036 (telephone number (212) 761-4000).

                                  RISK FACTORS

     The BRIDGES are not secured debt and, unlike ordinary debt securities, the BRIDGES do not pay interest. Investing in the BRIDGES is not equivalent to investing directly in the basket of stocks or any of the component stocks. This section describes the most significant risks relating to the BRIDGES. You should carefully consider whether the BRIDGES are suited to your particular circumstances before you decide to purchase them.


Unlike ordinary debt        The terms of the BRIDGES differ from those of
securities, BRIDGES do not  ordinary debt securities in that we will not pay
pay interest                interest on the BRIDGES. Because the final average
                            index value may not exceed $10, the return on your investment in the BRIDGES (the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount of each BRIDGES at maturity will not compensate you for the effects of inflation and other factors relating to the value of money over time. The BRIDGES have been designed for investors who are willing to forego market floating interest payments on the BRIDGES in exchange for the amount, if any, by which the final average basket value exceeds the principal amount of the BRIDGES.

BRIDGES may not pay         If the final average basket value is less than or
more than the principal     equal to $10, you will receive only the principal
amount at maturity          amount of $10 for each BRIDGES you hold at
                            maturity.

BRIDGES may not             There may be little or no secondary market for the
be actively traded          BRIDGES. Although the BRIDGES have been approved
                            for listing on the American Stock Exchange LLC, which we refer to as the AMEX, it is not possible to predict whether the BRIDGES will trade in the secondary market. Even if there is a secondary market, it may not provide significant liquidity.
                            MS & Co. currently intends to act as a market maker for the BRIDGES, but it is not required to do so.

Market price of the         Several factors, many of which are beyond our
BRIDGES influenced by       control, will influence the value of the BRIDGES,
many unpredictable          including:
factors
                            o      the market price of each of the basket
                                   stocks at any time and, in particular, on the specific determination dates
                            o      interest and yield rates in the market
                            o      the volatility (frequency and magnitude of
                                   changes in value) of each of the basket
                                   stocks
                            o      geopolitical conditions, economic,
                                   financial, political and regulatory or
                                   judicial events that affect the basket
                                   stocks or stock markets generally and which may affect the final average basket value
                            o      the time remaining to the maturity of the
                                   BRIDGES
                            o      the dividend rate on each of the basket
                                   stocks
                            o      our creditworthiness
                            o      the occurrence of certain events affecting a
                                   particular basket stock that may or may not require an adjustment to its exchange ratio or to the basket

                            Some or all of these factors will influence the price that you will receive if you sell your BRIDGES prior to maturity. For example, you may have to sell your BRIDGES at a substantial discount from the principal amount if at the time of sale or on earlier determination dates the basket value is at, below or not sufficiently above $10 or if market interest rates rise.

Changes in the value of     Price movements in the basket stocks may not
one or more of the basket   correlate with each other. At a time when the value
stocks may offset each      of one or more of the basket stocks increases, the
other                       value of one or more of the other basket stocks may
                            not increase as much or may even decline in value.
                            Therefore, in calculating the basket value on a determination date, increases in the value of one or more of the basket stocks may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other basket stocks. You can review the historical prices of each of the basket stocks for each calendar quarter in the period from January 1, 2000 through June 19, 2003 and a chart of historical basket values for the period from June 19, 1998 through June 19, 2003 in this pricing supplement under "Description of BRIDGES--Historical Information." One cannot predict the future performance of any of the basket stocks or of the basket as a whole based on historical performance. Neither can one predict whether increases in the prices of any of the basket stocks will be offset by decreases in the prices of other basket stocks. We can give no assurance that the final average basket value will be higher than $10 so that you will receive at maturity an amount in excess of the principal amount of the BRIDGES.

Investing in the BRIDGES is Because the final average basket value is based on not equivalent to investing the closing value of the basket stocks on the four
in the basket stocks        determination dates during the term of the BRIDGES,
                            it is possible for the final average basket value to be lower than $10 even if the basket closing value at maturity is higher than $10. A decrease in the basket value on any one determination date could more than offset the increases in the basket value on other determination dates.

There are risks associated  The BRIDGES are an investment that is dependent
with a sector investment    upon the performance of selected issuers in a
                            particular sector of the economy-namely, the oil industry. Consequently, the value of the BRIDGES may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence than an investment in a more broadly diversified group of issuers. In particular, the value of the basket stocks and the BRIDGES may be affected by the outbreak, continuation, escalation or cessation of international conflicts or terrorist acts.

Basket stock prices are     The trading prices of common stocks of companies in
volatile                    the oil industry have been and are likely to
                            continue to be volatile. Fluctuations in the trading prices of the basket stocks may result in a significant disparity between the value of the basket stocks on any or all of the determination dates and the overall performance of the basket stocks over the term of the BRIDGES.

Several factors have had, Companies in the oil industry depend upon the level and may in the future have, of activity in oil and gas exploration and
a negative effect on the    production for their revenues. Negative short-term
sales and profitability of  and long-term trends in oil and gas prices affect
companies in the oil        the level of this activity. Factors that contribute
industry                    to the volatility of oil and gas prices include the
                            following:

                            o the ability of the Organization of Petroleum Exporting Countries (OPEC) to set and maintain production levels and pricing;

                            o      the levels of production in non-OPEC
                                   countries;

                            o      the demand for oil and gas, which is
                                   negatively impacted by economic downturns;

                            o      the policies of various governments
                                   regarding exploration and development of oil and gas reserves;

                            o      advances in exploration and development
                                   technology;

                            o the political environment of oil-producing regions;

                            o legal developments, including significant litigation matters, affecting the issuers of the basket stocks or the industries in which they operate;

                            o regulatory developments to which the issuers of the basket stocks are subject; and

                            o announcements by competitors of the issuers of the basket stocks of significant acquisitions, strategic partnerships, joint ventures or capital commitments.

                            Market fluctuations, as well as general political and economic conditions such as recession, war or interest rate or currency rate fluctuations, may decrease the market price of oil company stocks. For example, there can be no assurance that the military conflict in Iraq or other acts of war or terrorists attacks will not have a negative effect on the market price of oil company stocks. Crude oil prices have been extremely volatile in response to these events and this volatility may adversely affect the business of the companies included in the basket.

The basket stocks are not   Although the issuers of the basket stocks have
necessarily representative  varying market capitalizations and have been
of the oil industry         selected from different segments of the oil and gas
                            industry, the performance of the basket may not perfectly correlate with the performance of the entire industry. The basket may decline in value even if the industry as a whole rises in value.
                            Furthermore, one or more of the issuers of the basket stocks may engage in new lines of business or cease to be involved in the oil and gas industry. Subject to antidilution adjustments for specific corporate events relating to a particular issuer, the basket is a static basket, and the basket stocks will not vary even if one or more of the issuers are no longer involved in the oil and gas industry.

Industry consolidation and The oil industry in recent years has undergone other corporate events may considerable consolidation, which may continue
alter the composition of    during the life of the BRIDGES. If the issuer of a
the basket                  basket stock is acquired in a stock-for-stock
                            transaction, the acquiring company will assume that basket stock's place in the basket, including if the acquiror is already in the basket.
                            Consequently, consolidation among issuers of the basket stocks will result in an increased weighting for the surviving company. The effect on the basket and the exchange ratios of consolidation transactions and other reorganization events with respect to the basket stocks is described in paragraph 5 under "Description of
                            BRIDGES--Adjustments to the Exchange Ratios."

The businesses of the       Several of the issuers of the basket stocks are
issuers of the basket       foreign companies and, as is true of the domestic
stocks are subject to       issuers, conduct their businesses all over the
currency risk               world in many different currencies, including the
                            U.S. dollar. Fluctuations in exchange rates between the U.S. dollar and each of the currencies that the issuers of the basket stocks use in their businesses could affect the results of their business operations and adversely impact the performance of the basket stocks. In addition, fluctuations between the U.S. dollar and the local currencies in the home countries of the non-U.S.
                            issuers of the basket stocks could affect the value of those basket stocks, which trade as American
                            Depositary Shares.

                            The exchange rate between the U.S. dollar and any of these other currencies is the result of the supply of, and the demand for, those currencies. Changes in the exchange rates result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the United States and elsewhere in the world.

Morgan Stanley is not       We are not affiliated with any of the issuers of
affiliated with the         the basket stocks and the issuers of the basket
issuers of                  stocks are not involved in the offering of the
the basket stocks           BRIDGES in any way. Consequently, we have no
                            ability to control the actions of the issuers of the basket stocks, including any corporate actions of the type that would require the calculation agent to adjust the exchange ratios of the basket stocks. The issuers of the basket stocks have no obligation to consider your interest as an investor in these BRIDGES in taking any corporate actions that might affect the value of your BRIDGES. None of the money you pay for the BRIDGES will go to the issuers of the basket stocks.

Morgan Stanley may engage   We or our affiliates may presently or from time to
in business with or         time engage in business with one or more of the
involving one or more of    issuers of the basket stocks without regard to your
the issuers of the basket   interests, including extending loans to, or making
stocks without regard to    equity investments in, one or more of the issuers
your interests              of the basket stocks or their affiliates or
                            subsidiaries or providing advisory services to one or more of the issuers of the basket stocks, such as merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about one or more of the issuers of the basket stocks. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the basket stocks. The basket was compiled independently of any research recommendations and may not be consistent with such recommendations. The basket currently includes stocks that we or our affiliates recommend as overweight, equal-weight or underweight in our research reports, as well as stocks that we or our affiliates do not cover in our research reports.
                            Furthermore, the composition of the basket will not be affected by any change that we or our affiliates may make in our recommendations or decisions to begin or discontinue coverage of any of the issuers of the basket stocks in our research reports.

You have no                 Investing in the BRIDGES is not equivalent to
shareholder rights          investing in the basket stocks. As an investor in
                            BRIDGES, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the basket stocks.

The antidilution adjust-    MS & Co., as calculation agent, will adjust the
ments the calculation       exchange ratio for a basket stock for certain
agent is required to make   events affecting the basket stock, such as stock
do not cover every          splits and stock dividends, and certain other
corporate event that can    corporate actions involving the issuer of the
affect the basket stocks    basket stock, such as mergers. However, the
                            calculation agent will not make an adjustment for every corporate event that can affect the basket stocks. For example, the calculation agent will not make any adjustments if the issuer of a basket stock or anyone else makes a partial tender or partial exchange offer for that basket stock. If an event occurs that does not require the calculation agent to adjust the exchange ratio, the market price of the BRIDGES may be materially and adversely affected.

Adverse economic interests  Because the calculation agent, MS & Co., is our
of the calculation agent    affiliate, the economic interests of the
and its affiliates may      calculation agent and its affiliates may be adverse
affect determinations       to your interests as an investor in the BRIDGES. As
                            calculation agent, MS & Co. will calculate the final average basket value, what adjustments should be made to the exchange ratio for each basket stock to reflect certain corporate and other events and whether a market disruption event has occurred.
                            Determinations made by MS & Co, in its capacity as calculation agent, may affect the payout to you at maturity. See the sections of this pricing supplement called
                            "Description of BRIDGES--Market Disruption Event" and "--Adjustments to the Exchange Ratios."

Hedging and trading         MS & Co. and other affiliates of ours have carried
activity by the             out, and will continue to carry out, hedging
calculation agent and its   activities related to the BRIDGES (and possibly to
affiliates could poten-     other instruments linked to one or more of the
tially affect the value of  basket stocks), including trading in the basket
the BRIDGES                 stocks as well as in other instruments related to
                            the basket stocks. MS & Co. and some of our other subsidiaries also trade the basket stocks and other financial instruments related to the basket stocks on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the date of this pricing supplement could potentially have increased the prices of the basket stocks, and, therefore the prices at which the basket stocks, on average, must close on the determination dates in order for you to receive at maturity a payment that exceeds the principal amount of the BRIDGES. Additionally, such hedging or trading activities during the term of the BRIDGES could potentially affect the prices of the basket stocks on the determination dates and, accordingly, the amount of cash you will receive at maturity.

The BRIDGES will be         You should also consider the U.S. federal income
treated as contingent       tax consequences of investing in the BRIDGES. The
payment debt instruments    BRIDGES will be treated as "contingent payment debt
for U.S. federal income     instruments" for U.S. federal income tax purposes,
tax purposes                as described in the section of this pricing
                            supplement called "Description of BRIDGES--United
                            States Federal Income Taxation." Under this treatment, if you are a U.S. taxable investor, you will generally be subject to annual income tax based on the comparable yield of the BRIDGES even though you will not receive any stated interest payments on the BRIDGES. In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the BRIDGES generally will be treated as ordinary income. Please read carefully the section of this pricing supplement called "Description of BRIDGES--United States
                            Federal Income Taxation" and the section called
                            "United States Federal Taxation--Notes--Notes
                            Linked to Commodity Prices, Single Securities,
                            Baskets of Securities or Indices" in the accompanying prospectus supplement.

                            If you are a foreign investor, please read the section of this pricing supplement called "Description of BRIDGES--United States Federal Income Taxation."

                            You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the BRIDGES.

                             DESCRIPTION OF BRIDGES

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "BRIDGES" refers to each $10 principal amount of any of our BRIDGES due June 15, 2010 Based on the Value of Common Stock of Fifteen Companies in the Oil Industry. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.).


Aggregate Principal Amount.............           $29,500,000

Original Issue Date (Settlement Date)..           June 24, 2003

Maturity Date..........................           June 15, 2010, subject to
                                                  extension in the event of a
                                                  Market Disruption Event on
                                                  the final Determination Date
                                                  for calculating the Final
                                                  Average Basket Value.

                                                  If, due to a Market
                                                  Disruption Event or
                                                  otherwise, the final
                                                  Determination Date is
                                                  postponed so that it falls
                                                  less than two scheduled
                                                  Trading Days prior to the
                                                  scheduled Maturity Date, the
                                                  Maturity Date will be the
                                                  second scheduled Trading Day
                                                  following that final
                                                  Determination Date as
                                                  postponed. See
                                                  "--Determination Dates"
                                                  below.

Specified Currency.....................           U.S. dollars

CUSIP..................................           61748A114

Minimum Denominations..................           $10

Issue Price............................           $10 (100%)

Interest Rate..........................           None

Maturity Redemption Amount.............           At maturity, you will receive
                                                  for each BRIDGES the greater
                                                  of (i) $10 (the principal
                                                  amount of each BRIDGES) and
                                                  (ii) the Final Average Basket
                                                  Value. The Calculation Agent
                                                  will calculate the Maturity
                                                  Redemption Amount on the
                                                  final Determination Date.

                                                  We shall, or shall cause the
                                                  Calculation Agent to, (i)
                                                  provide written notice to the
                                                  Trustee at its New York
                                                  office, on which notice the
                                                  Trustee may conclusively
                                                  rely, and to the Depositary,
                                                  which we refer to as DTC, of
                                                  the Maturity Redemption
                                                  Amount, on or prior to 10:30
                                                  a.m. on the Trading Day
                                                  preceding the Maturity Date
                                                  (but if such Trading Day is
                                                  not a Business Day, prior to
                                                  the close of business on the
                                                  Business Day preceding the
                                                  Maturity Date) and (ii)
                                                  deliver the aggregate cash
                                                  amount due with respect to
                                                  the BRIDGES to the Trustee
                                                  for delivery to DTC, as
                                                  holder of the BRIDGES, on the
                                                  Maturity Date. We expect such
                                                  amount of cash will be
                                                  distributed to investors in
                                                  accordance with the standard
                                                  rules and procedures of DTC
                                                  and its direct and indirect
                                                  participants. See "-Book
                                                  Entry Note or Certificated
                                                  Note" below, and see "The
                                                  Depositary" in the
                                                  accompanying prospectus
                                                  supplement.

Basket Stocks..........................           The Basket Stocks are the
                                                  stocks of the fifteen issuers
                                                  set forth in the table below.
                                                  The table also indicates the
                                                  ticker symbol for each Basket
                                                  Stock on the NYSE, the
                                                  proportion of the Initial
                                                  Basket Value represented by
                                                  the shares of each Basket
                                                  Stock contained in the
                                                  Basket, the Exchange Ratio
                                                  with respect to each Basket
                                                  Stock, the initial price of
                                                  each Basket Stock used to
                                                  calculate its Exchange Ratio
                                                  and the value of the
                                                  fractional share of each
                                                  Basket Stock contained in the
                                                  Basket based upon those
                                                  initial prices.

                                                                                      Proportion                Initial   Initial
                                                                                      of Initial                Price of  Value per
                                                  Issuer of                 Ticker      Basket     Exchange      Basket     Basket
                                                  --------------------     --------  ----------- ------------- ---------- ---------
                                                  Amerada Hess Corporation    AHC       1/15th    .013613777     $48.97    $.66667
                                                  Baker Hughes Incorporated   BHI       1/15th    .019476093     $34.23    $.66667
                                                  BP p.l.c.                   BP*       1/15th    .015315108     $43.53    $.66667
                                                  ChevronTexaco Corporation   CVX       1/15th    .009042000     $73.73    $.66667
                                                  ConocoPhillips              COP       1/15th    .012176560     $54.75    $.66667
                                                  Exxon Mobil Corporation     XOM       1/15th    .018076645     $36.88    $.66667
                                                  Halliburton Company         HAL       1/15th    .027288853     $24.43    $.66667
                                                  Kerr-McGee Corporation      KMG       1/15th    .014616678     $45.61    $.66667
                                                  Marathon Oil Corporation    MRO       1/15th    .025185745     $26.47    $.66667
                                                  Occidental Petroleum
                                                  Corporation                 OXY       1/15th    .019876764     $33.54    $.66667
                                                  Repsol YPF, S.A.            REP*      1/15th    .040160643     $16.60    $.66667
                                                  Royal Dutch Petroleum
                                                  Company                     RD*       1/15th    .013845621     $48.15    $.66667
                                                  Schlumberger Limited        SLB       1/15th    .013929517     $47.86    $.66667
                                                  TOTAL S.A.                  TOT*      1/15th    .008415383     $79.22    $.66667
                                                  Unocal Corporation          UCL       1/15th    .022024006     $30.27    $.66667
                                                  --------------------------------
                                                    *Trades as American Depositary Shares


Basket.................................           The Basket is initially
                                                  composed of the common stock
                                                  of fifteen companies in the
                                                  oil industry and consists of
                                                  a number of shares of each
                                                  Basket Stock equal to the
                                                  Exchange Ratio with respect
                                                  to such Basket Stock. On the
                                                  date of this pricing
                                                  supplement, the Basket is
                                                  equally weighted among the
                                                  Basket Stocks. The issuers of
                                                  the Basket Stocks include
                                                  domestic and foreign
                                                  entities, have varying market
                                                  capitalizations and have been
                                                  selected from different
                                                  segments of the oil and gas
                                                  industry and related
                                                  industries.

                                                  The Exchange Ratio for each
                                                  Basket Stock is a fraction of
                                                  a share calculated so that
                                                  each Basket Stock represents
                                                  approximately $.66667, or
                                                  one-fifteenth, of the Initial
                                                  Basket Value based on the
                                                  initial prices of the Basket
                                                  Stocks used to calculate the
                                                  Exchange Ratios for the
                                                  Basket Stocks.

Exchange Ratio.........................           The Exchange Ratio for each
                                                  Basket Stock is set forth in
                                                  the table under "--Basket
                                                  Stocks" above and will remain
                                                  constant for the term of the
                                                  BRIDGES, subject to
                                                  adjustment for certain
                                                  corporate and other events
                                                  relating to the issuer of
                                                  that Basket Stock. See
                                                  "--Adjustments to the
                                                  Exchange Ratios" below.

Initial Basket Value...................           $10

Final Average Basket Value.............           The arithmetic average of the
                                                  Basket Values on each of the
                                                  Determination Dates, as
                                                  determined by the Calculation
                                                  Agent.

Basket Value...........................           The Basket Value on any date
                                                  equals the sum of the
                                                  products of the Market Price
                                                  and the Exchange Ratio for
                                                  each Basket Stock, each
                                                  determined as of such date by
                                                  the Calculation Agent.

Determination Dates....................           The Determination Dates will
                                                  be June 15, 2007, June 15,
                                                  2008, June 15, 2009 and June
                                                  11, 2010, in each such case
                                                  subject to adjustment for
                                                  Market Disruption Events as
                                                  described in the two
                                                  following paragraphs.

                                                  If any of the first three
                                                  scheduled Determination Dates
                                                  is not a Trading Day or if a
                                                  Market Disruption Event
                                                  occurs on any such date, such
                                                  Determination Date will be
                                                  the immediately succeeding
                                                  Trading Day during which no
                                                  Market Disruption Event shall
                                                  have occurred; provided that
                                                  if a Market Disruption Event
                                                  has occurred on each of the
                                                  five Trading Days immediately
                                                  succeeding any of the first
                                                  three scheduled Determination
                                                  Dates, then such fifth
                                                  succeeding Trading Day will
                                                  be deemed to be the relevant
                                                  Determination Date,
                                                  notwithstanding the
                                                  occurrence of a Market
                                                  Disruption Event on such day.

                                                  If June 11, 2010 (the final
                                                  scheduled Determination Date)
                                                  is not a Trading Day or if
                                                  there is a Market Disruption
                                                  Event on such day, the final
                                                  Determination Date will be
                                                  the immediately succeeding
                                                  Trading Day during which no
                                                  Market Disruption Event shall
                                                  have occurred.

Market Price...........................           If a Basket Stock (or any
                                                  other security for which a
                                                  Market Price must be
                                                  determined) is listed on a
                                                  national securities exchange,
                                                  is a security of the Nasdaq
                                                  National Market or is
                                                  included in the OTC Bulletin
                                                  Board Service ("OTC Bulletin
                                                  Board") operated by the
                                                  National Association of
                                                  Securities Dealers, Inc. (the
                                                  "NASD"), the Market Price for
                                                  one share of such Basket
                                                  Stock (or one unit of any
                                                  such other security) on any
                                                  Trading Day means (i) the
                                                  last reported sale price,
                                                  regular way, of the principal
                                                  trading session on such day
                                                  on the principal United
                                                  States securities exchange
                                                  registered under the
                                                  Securities Exchange Act of
                                                  1934, as amended (the
                                                  "Exchange Act"), on which
                                                  such Basket Stock (or any
                                                  such other security) is
                                                  listed or admitted to trading
                                                  (which may be the Nasdaq
                                                  National Market if it is then
                                                  a national securities
                                                  exchange) or (ii) if not
                                                  listed or admitted to trading
                                                  on any such securities
                                                  exchange or if such last
                                                  reported sale price is not
                                                  obtainable (even if such
                                                  Basket Stock (or such other
                                                  security) is listed or
                                                  admitted to trading on such
                                                  securities exchange), the
                                                  last reported sale price of
                                                  the principal trading session
                                                  on the over-the-counter
                                                  market as reported on the
                                                  Nasdaq National Market (if it
                                                  is not then a national
                                                  securities exchange) or OTC
                                                  Bulletin Board on such day.
                                                  If the last reported sale
                                                  price of the principal
                                                  trading session is not
                                                  available pursuant to clause
                                                  (i) or (ii) of the preceding
                                                  sentence because of a Market
                                                  Disruption Event or
                                                  otherwise, the Market Price
                                                  for any Trading Day shall be
                                                  the mean, as determined by
                                                  the Calculation Agent, of the
                                                  bid prices for such Basket
                                                  Stock (or any such other
                                                  security) obtained from as
                                                  many dealers in such
                                                  security, but not exceeding
                                                  three, as will make such bid
                                                  prices available to the
                                                  Calculation Agent. Bids of MS
                                                  & Co. or any of its
                                                  affiliates may be included in
                                                  the calculation of such mean,
                                                  but only to the extent that
                                                  any such bid is the highest
                                                  of the
                                                  bids obtained. A "security of
                                                  the Nasdaq National Market"
                                                  shall include a security
                                                  included in any successor to
                                                  such system, and the term
                                                  "OTC Bulletin Board Service"
                                                  shall include any successor
                                                  service thereto.

Trading Day............................           A day, as determined by the
                                                  Calculation Agent, on which
                                                  trading is generally
                                                  conducted on the NYSE, the
                                                  AMEX, the Nasdaq National
                                                  Market, the Chicago
                                                  Mercantile Exchange and the
                                                  Chicago Board of Options
                                                  Exchange and in the
                                                  over-the-counter market for
                                                  equity securities in the
                                                  United States.

Book Entry Note or Certificated Note...           Book Entry. The BRIDGES will
                                                  be issued in the form of one
                                                  or more fully registered
                                                  global securities which will
                                                  be deposited with, or on
                                                  behalf of, DTC and will be
                                                  registered in the name of a
                                                  nominee of DTC. DTC will be
                                                  the only registered holder of
                                                  the BRIDGES. Your beneficial
                                                  interest in the BRIDGES will
                                                  be evidenced solely by
                                                  entries on the books of the
                                                  securities intermediary
                                                  acting on your behalf as a
                                                  direct or indirect
                                                  participant in DTC. In this
                                                  pricing supplement, all
                                                  references to payments or
                                                  notices to you will mean
                                                  payments or notices to DTC,
                                                  as the registered holder of
                                                  the BRIDGES, for distribution
                                                  to participants in accordance
                                                  with DTC's procedures. For
                                                  more information regarding
                                                  DTC and book entry notes,
                                                  please read "The Depositary"
                                                  in the accompanying
                                                  prospectus supplement and
                                                  "Form of Securities--Global
                                                  Securities--Registered Global
                                                  Securities" in the
                                                  accompanying prospectus.

Senior Note or Subordinated Note.......           Senior

Trustee................................           JPMorgan Chase Bank (formerly
                                                  known as The Chase Manhattan
                                                  Bank)

Agent..................................           Morgan Stanley & Co.
                                                  Incorporated and its
                                                  successors ("MS & Co.")

Market Disruption Event................           "Market Disruption Event"
                                                  means the occurrence or
                                                  existence of any of the
                                                  following events with respect
                                                  to any Basket Stock:

                                                     (i) a suspension, absence
                                                     or material limitation of
                                                     trading of such Basket
                                                     Stock on the primary
                                                     market for such Basket
                                                     Stock for more than two
                                                     hours of trading or during
                                                     the one-half hour period
                                                     preceding the close of the
                                                     principal trading session
                                                     in such market; or a
                                                     breakdown or failure in
                                                     the price and trade
                                                     reporting systems of the
                                                     primary market for such
                                                     Basket Stock as a result
                                                     of which the reported
                                                     trading prices for such
                                                     Basket Stock during the
                                                     last one-half hour
                                                     preceding the close of the
                                                     principal trading session
                                                     in such market are
                                                     materially inaccurate; or
                                                     the suspension, absence or
                                                     material limitation of
                                                     trading on the primary
                                                     market for trading in
                                                     options contracts related
                                                     to such Basket Stock, if
                                                     available, during the
                                                     one-half hour period
                                                     preceding the close of the
                                                     principal trading session
                                                     in the applicable market,
                                                     in each case as determined
                                                     by the Calculation Agent
                                                     in its sole discretion;
                                                     and

                                                     (ii) a determination by
                                                     the Calculation Agent in
                                                     its sole discretion that
                                                     any event described in
                                                     clause (i) above
                                                     materially
                                                     interfered with the
                                                     ability of Morgan Stanley
                                                     or any of its affiliates
                                                     to unwind or adjust all or
                                                     a material portion of the
                                                     hedge position in such
                                                     Basket Stocks with respect
                                                     to the BRIDGES.

                                                 For purposes of determining
                                                 whether a Market Disruption
                                                 Event has occurred: (1) a
                                                 limitation on the hours or
                                                 number of days of trading will
                                                 not constitute a Market
                                                 Disruption Event if it results
                                                 from an announced change in
                                                 the regular business hours of
                                                 the relevant exchange, (2) a
                                                 decision to permanently
                                                 discontinue trading in the
                                                 relevant options contract will
                                                 not constitute a Market
                                                 Disruption Event, (3)
                                                 limitations pursuant to NYSE
                                                 Rule 80A (or any applicable
                                                 rule or regulation enacted or
                                                 promulgated by the NYSE, any
                                                 other self-regulatory
                                                 organization or the Securities
                                                 and Exchange Commission of
                                                 scope similar to NYSE Rule 80A
                                                 as determined by the
                                                 Calculation Agent) on trading
                                                 during significant market
                                                 fluctuations will constitute a
                                                 suspension, absence or
                                                 material limitation of
                                                 trading, (4) a suspension of
                                                 trading in options contracts
                                                 on any Basket Stock by the
                                                 primary securities market
                                                 trading in such options, if
                                                 available, by reason of (x) a
                                                 price change exceeding limits
                                                 set by such securities
                                                 exchange or market, (y) an
                                                 imbalance of orders relating
                                                 to such contracts or (z) a
                                                 disparity in bid and ask
                                                 quotes relating to such
                                                 contracts will constitute a
                                                 suspension, absence or
                                                 material limitation of trading
                                                 in options contracts related
                                                 to such Basket Stock and (5) a
                                                 suspension, absence or
                                                 material limitation of trading
                                                 on the primary securities
                                                 market on which options
                                                 contracts related to any
                                                 Basket Stock are traded will
                                                 not include any time when such
                                                 securities market is itself
                                                 closed for trading under
                                                 ordinary circumstances.

Alternate Exchange Calculation
in Case of an Event of Default ........          In case an event of default
                                                 with respect to the BRIDGES
                                                 shall have occurred and be
                                                 continuing, the amount
                                                 declared due and payable for
                                                 each BRIDGES upon any
                                                 acceleration of the BRIDGES
                                                 will be equal the greater of
                                                 (i) $10 (the principal amount
                                                 of the BRIDGES) and (ii) the
                                                 Final Average Basket Value
                                                 determined as though the
                                                 Basket Value for any
                                                 Determination Date scheduled
                                                 to occur on or after such date
                                                 of acceleration were the
                                                 Basket Value on the date of
                                                 acceleration.

                                                 If the maturity of the BRIDGES
                                                 is accelerated because of an
                                                 event of default as described
                                                 above, we shall, or shall
                                                 cause the Calculation Agent
                                                 to, provide written notice to
                                                 the Trustee at its New York
                                                 office, on which notice the
                                                 Trustee may conclusively rely,
                                                 and to DTC of the Maturity
                                                 Redemption Amount and the
                                                 aggregate cash amount due with
                                                 respect to the BRIDGES as
                                                 promptly as possible and in no
                                                 event later than two Business
                                                 Days after the date of
                                                 acceleration.

Calculation Agent......................          MS & Co.

                                                 All determinations made by the
                                                 Calculation Agent will be at
                                                 the sole discretion of the
                                                 Calculation Agent and will, in
                                                 the absence of manifest error,
                                                 be conclusive for all purposes
                                                 and binding on you and on us.

                                                 All calculations with respect
                                                 to the Exchange Ratio for each
                                                 Basket Stock and the Final
                                                 Average Basket Value will be
                                                 rounded to the nearest one
                                                 billionth, with five
                                                 ten-billionths rounded upward
                                                 (e.g., .8765432105 would be
                                                 rounded to .876543211); all
                                                 dollar amounts related to
                                                 determination of the amount of
                                                 cash payable per BRIDGES will
                                                 be rounded to the nearest
                                                 ten-thousandth, with five one
                                                 hundred-thousandths rounded
                                                 upward (e.g., .76545 would be
                                                 rounded up to .7655); and all
                                                 dollar amounts paid on the
                                                 aggregate number of BRIDGES
                                                 will be rounded to the nearest
                                                 cent, with one-half cent
                                                 rounded upward.

                                                 Because the Calculation Agent
                                                 is our affiliate, the economic
                                                 interests of the Calculation
                                                 Agent and its affiliates may
                                                 be adverse to your interests
                                                 as an investor in the BRIDGES,
                                                 including with respect to
                                                 certain determinations and
                                                 judgments that the Calculation
                                                 Agent must make in determining
                                                 the Final Average Basket
                                                 Value, what adjustments should
                                                 be made to the Exchange Ratio
                                                 with respect to a Basket Stock
                                                 or whether a Market Disruption
                                                 Event has occurred. See
                                                 "--Adjustments to the Exchange
                                                 Ratios" below and "--Market
                                                 Disruption Event" above. MS &
                                                 Co. is obligated to carry out
                                                 its duties and functions as
                                                 Calculation Agent in good
                                                 faith and using its reasonable
                                                 judgment.

Adjustments to the Exchange Ratios.....          The Exchange Ratio with
                                                 respect to a Basket Stock will
                                                 be adjusted as follows:

                                                 1. If a Basket Stock is
                                                 subject to a stock split or
                                                 reverse stock split, then once
                                                 such split has become
                                                 effective, the Exchange Ratio
                                                 for such Basket Stock will be
                                                 adjusted to equal the product
                                                 of the prior Exchange Ratio
                                                 and the number of shares
                                                 issued in such stock split or
                                                 reverse stock split with
                                                 respect to one share of such
                                                 Basket Stock.

                                                 2. If a Basket Stock is
                                                 subject (i) to a stock
                                                 dividend (issuance of
                                                 additional shares of such
                                                 Basket Stock) that is given
                                                 ratably to all holders of
                                                 shares of such Basket Stock or
                                                 (ii) to a distribution of such
                                                 Basket Stock as a result of
                                                 the triggering of any
                                                 provision of the corporate
                                                 charter of the issuer of such
                                                 Basket Stock, then once the
                                                 dividend has been declared and
                                                 the Basket Stock is trading
                                                 ex-dividend, the Exchange
                                                 Ratio for such Basket Stock
                                                 will be adjusted so that the
                                                 new Exchange Ratio shall equal
                                                 the prior Exchange Ratio plus
                                                 the product of (i) the number
                                                 of shares issued with respect
                                                 to one share of such Basket
                                                 Stock and (ii) the prior
                                                 Exchange Ratio for such Basket
                                                 Stock.

                                                 3. There will be no
                                                 adjustments to any Exchange
                                                 Ratio to reflect cash
                                                 dividends or other
                                                 distributions paid with
                                                 respect to a Basket Stock
                                                 other than distributions
                                                 described in clauses (i), (iv)
                                                 and (v) of paragraph 5 below
                                                 and Extraordinary Dividends as
                                                 described below. A cash
                                                 dividend or other distribution
                                                 with respect to a Basket Stock
                                                 will be deemed to be an
                                                 "Extraordinary Dividend" if
                                                 such dividend or other
                                                 distribution exceeds the
                                                 immediately preceding
                                                 non-Extraordinary Dividend for
                                                 such Basket Stock by an amount
                                                 equal to at least 10% of the
                                                 Market Price of such Basket
                                                 Stock (as adjusted for any
                                                 subsequent corporate event
                                                 requiring an adjustment
                                                 hereunder, such as a stock
                                                 split or reverse stock split)
                                                 on
                                                 the Trading Day preceding the
                                                 "ex-dividend date" (that is,
                                                 the day on and after which
                                                 transactions in such Basket
                                                 Stock on the primary United
                                                 States organized securities
                                                 exchange or trading system for
                                                 such Basket Stock no longer
                                                 carry the right to receive
                                                 that cash dividend or other
                                                 cash distribution) for the
                                                 payment of such Extraordinary
                                                 Dividend. If an Extraordinary
                                                 Dividend occurs with respect
                                                 to a Basket Stock, the
                                                 Exchange Ratio with respect to
                                                 such Basket Stock will be
                                                 adjusted on the ex-dividend
                                                 date with respect to such
                                                 Extraordinary Dividend so that
                                                 the new Exchange Ratio will
                                                 equal the product of (i) the
                                                 then current Exchange Ratio
                                                 and (ii) a fraction, the
                                                 numerator of which is the
                                                 Market Price of the Basket
                                                 Stock on the Trading Day
                                                 preceding the ex-dividend
                                                 date, and the denominator of
                                                 which is the amount by which
                                                 the Market Price of the Basket
                                                 Stock on the Trading Day
                                                 preceding the ex-dividend date
                                                 exceeds the Extraordinary
                                                 Dividend Amount. The
                                                 "Extraordinary Dividend
                                                 Amount" with respect to an
                                                 Extraordinary Dividend for a
                                                 Basket Stock will equal (i) in
                                                 the case of cash dividends or
                                                 other distributions that
                                                 constitute regular dividends,
                                                 the amount per share of such
                                                 Extraordinary Dividend minus
                                                 the amount per share of the
                                                 immediately preceding
                                                 non-Extraordinary Dividend for
                                                 such Basket Stock or (ii) in
                                                 the case of cash dividends or
                                                 other distributions that do
                                                 not constitute regular
                                                 dividends, the amount per
                                                 share of such Extraordinary
                                                 Dividend. To the extent an
                                                 Extraordinary Dividend is not
                                                 paid in cash, the value of the
                                                 non-cash component will be
                                                 determined by the Calculation
                                                 Agent, whose determination
                                                 shall be conclusive. A
                                                 distribution on a Basket Stock
                                                 described in clause (i), (iv)
                                                 or (v) of paragraph 5 below
                                                 that also constitutes an
                                                 Extraordinary Dividend shall
                                                 cause an adjustment to the
                                                 Exchange Ratio pursuant only
                                                 to clause (i), (iv) or (v) of
                                                 paragraph 5, as applicable.

                                                 4. If an issuer of a Basket
                                                 Stock issues rights or
                                                 warrants to all holders of a
                                                 Basket Stock to subscribe for
                                                 or purchase such Basket Stock
                                                 at an exercise price per share
                                                 less than the Market Price of
                                                 such Basket Stock on both (i)
                                                 the date the exercise price of
                                                 such rights or warrants is
                                                 determined and (ii) the
                                                 expiration date of such rights
                                                 or warrants, and if the
                                                 expiration date of such rights
                                                 or warrants precedes the
                                                 maturity of the BRIDGES, then
                                                 the Exchange Ratio for such
                                                 Basket Stock will be adjusted
                                                 to equal the product of the
                                                 prior Exchange Ratio for such
                                                 Basket Stock and a fraction,
                                                 the numerator of which shall
                                                 be the number of shares of
                                                 such Basket Stock outstanding
                                                 immediately prior to the
                                                 issuance of such rights or
                                                 warrants plus the number of
                                                 additional shares of such
                                                 Basket Stock offered for
                                                 subscription or purchase
                                                 pursuant to such rights or
                                                 warrants and the denominator
                                                 of which shall be the number
                                                 of shares of such Basket Stock
                                                 outstanding immediately prior
                                                 to the issuance of such rights
                                                 or warrants plus the number of
                                                 additional shares of such
                                                 Basket Stock which the
                                                 aggregate offering price of
                                                 the total number of shares of
                                                 such Basket Stock so offered
                                                 for subscription or purchase
                                                 pursuant to such rights or
                                                 warrants would purchase at the
                                                 Market Price on the expiration
                                                 date of such rights or
                                                 warrants, which shall be
                                                 determined by multiplying such
                                                 total number of shares offered
                                                 by the exercise price of such
                                                 rights or warrants and
                                                 dividing the product so
                                                 obtained by such Market Price.

                                                 5. Any of the following shall
                                                 constitute a Reorganization
                                                 Event: (i) there occurs any
                                                 reclassification or change of
                                                 a Basket Stock, including,
                                                 without limitation, as a
                                                 result of the issuance of any
                                                 tracking stock by the issuer
                                                 of such Basket Stock, (ii) the
                                                 issuer of a Basket Stock or
                                                 any surviving entity or
                                                 subsequent surviving entity of
                                                 the issuer of such Basket
                                                 Stock (an "Issuer Successor")
                                                 has been subject to a merger,
                                                 combination or consolidation
                                                 and is not the surviving
                                                 entity, (iii) any statutory
                                                 exchange of securities of the
                                                 issuer of a Basket Stock or
                                                 any Issuer Successor with
                                                 another corporation occurs
                                                 (other than pursuant to clause
                                                 (ii) above), (iv) the issuer
                                                 of a Basket Stock is
                                                 liquidated, (v) the issuer of
                                                 a Basket Stock issues to all
                                                 of its shareholders equity
                                                 securities of an issuer other
                                                 than the issuer of such Basket
                                                 Stock (other than in a
                                                 transaction described in
                                                 clause (ii), (iii) or (iv)
                                                 above) (a "Spinoff Event") or
                                                 (vi) a tender or exchange
                                                 offer or going-private
                                                 transaction is consummated for
                                                 all the outstanding shares of
                                                 such Basket Stock. If any
                                                 Reorganization Event occurs,
                                                 in each case as a result of
                                                 which the holders of a Basket
                                                 Stock are entitled to receive
                                                 stock, other securities or
                                                 other property or assets
                                                 (including, without
                                                 limitation, cash or other
                                                 classes of securities of the
                                                 issuer of such Basket Stock
                                                 and including (x) in the case
                                                 of the issuance of tracking
                                                 stock, the reclassified share
                                                 of the Basket Stock, (y) in
                                                 the case of a Spin-off Event,
                                                 the share of the Basket Stock
                                                 with respect to which the
                                                 spun-off security was issued
                                                 and (z) in the case of any
                                                 other Reorganization Event
                                                 where the Basket Stock
                                                 continues to be held by the
                                                 holders receiving such
                                                 distribution, the Basket
                                                 Stock) (collectively,
                                                 "Exchange Property") with
                                                 respect to or in exchange for
                                                 such Basket Stock, then in
                                                 lieu of using the product of
                                                 the Market Price and the
                                                 Exchange Ratio for such Basket
                                                 Stock to calculate the Basket
                                                 Value on any date, the
                                                 Calculation Agent will use the
                                                 Exchange Property Value on
                                                 such date. The Exchange
                                                 Property Value at any date
                                                 means (i) for any cash
                                                 received per share of Basket
                                                 Stock, the amount of cash
                                                 received per share of Basket
                                                 Stock as adjusted by the
                                                 applicable Exchange Ratio for
                                                 such Basket Stock on the date
                                                 of such Reorganization Event,
                                                 (ii) for any property other
                                                 than cash or securities
                                                 received in such distribution,
                                                 the market value, as
                                                 determined by the Calculation
                                                 Agent, as of the date of
                                                 receipt, of such Exchange
                                                 Property received for each
                                                 share of Basket Stock, as
                                                 adjusted by the Exchange Ratio
                                                 for such Basket Stock on the
                                                 date of such Reorganization
                                                 Event, (iii) for any security
                                                 received in any such
                                                 distribution, an amount equal
                                                 to the Market Price, as of the
                                                 date on which the Exchange
                                                 Property Value is determined,
                                                 per share of such security
                                                 multiplied by the quantity of
                                                 such security received for
                                                 each share of Basket Stock, as
                                                 adjusted by the Exchange Ratio
                                                 for such Basket Stock on the
                                                 date of the initial
                                                 distribution of such Exchange
                                                 Property (such as-adjusted
                                                 quantity, a "New Exchange
                                                 Ratio") and (iv) if the
                                                 Exchange Property was
                                                 distributed with respect to,
                                                 rather than in exchange for, a
                                                 Basket Stock, an amount equal
                                                 to the Market Price, as of the
                                                 date on which the Exchange
                                                 Property Value is determined,
                                                 for such Basket Stock
                                                 multiplied by the Exchange
                                                 Ratio as of the date on which
                                                 the Exchange Property Value is
                                                 determined. Holders of BRIDGES
                                                 will not receive any interest
                                                 accrued on the cash component
                                                 of any

                                                 Exchange Property. Any New
                                                 Exchange Ratio will also be
                                                 subject to the adjustments set
                                                 forth in paragraphs 1 through
                                                 5 hereof.

                                                 For purposes of paragraph 5
                                                 above, in the case of a
                                                 consummated tender or exchange
                                                 offer or going-private
                                                 transaction involving Exchange
                                                 Property of a particular type,
                                                 Exchange Property shall be
                                                 deemed to include the amount
                                                 of cash or other property paid
                                                 by the offeror in the tender
                                                 or exchange offer with respect
                                                 to such Exchange Property (in
                                                 an amount determined on the
                                                 basis of the rate of exchange
                                                 in such tender or exchange
                                                 offer or going-private
                                                 transaction). In the event of
                                                 a tender or exchange offer or
                                                 a going- private transaction
                                                 with respect to Exchange
                                                 Property in which an offeree
                                                 may elect to receive cash or
                                                 other property, Exchange
                                                 Property shall be deemed to
                                                 include the kind and amount of
                                                 cash and other property
                                                 received by offerees who elect
                                                 to receive cash.

                                                 If a Market Price for a Basket
                                                 Stock is no longer available
                                                 for a Basket Stock for
                                                 whatever reason, including the
                                                 liquidation of the issuer of
                                                 such Basket Stock or the
                                                 subjection of such issuer to a
                                                 proceeding under any
                                                 applicable bankruptcy,
                                                 insolvency or other similar
                                                 law, then the value of such
                                                 Basket Stock will equal zero
                                                 for so long as no Market Price
                                                 is available. There will be no
                                                 substitution for any such
                                                 Basket Stock.

                                                 No adjustment to the Exchange
                                                 Ratio of a Basket Stock will
                                                 be required unless such
                                                 adjustment would require a
                                                 change of at least 0.1% in the
                                                 Exchange Ratio of such Basket
                                                 Stock then in effect. The
                                                 Exchange Ratio resulting from
                                                 any of the adjustments
                                                 specified above will be
                                                 rounded to the nearest one
                                                 billionth, with five
                                                 ten-billionths rounded upward.
                                                 Adjustments to the Exchange
                                                 Ratio of a Basket Stock will
                                                 be made up to and including
                                                 the final scheduled
                                                 Determination Date.

                                                 The Calculation Agent shall be
                                                 solely responsible for the
                                                 determination and calculation
                                                 of any adjustments to the
                                                 Exchange Ratio for a Basket
                                                 Stock or method of calculating
                                                 the Exchange Property Value
                                                 and of any related
                                                 determinations and
                                                 calculations with respect to
                                                 any distributions of stock,
                                                 other securities or other
                                                 property or assets (including
                                                 cash) in connection with any
                                                 corporate event described in
                                                 paragraph 5 above, and its
                                                 determinations and
                                                 calculations with respect
                                                 thereto shall be conclusive in
                                                 the absence of manifest error.

                                                 The Calculation Agent will
                                                 provide information as to any
                                                 adjustments to any Exchange
                                                 Ratio upon written request by
                                                 any investor in the BRIDGES.

Basket Stocks; Public Information......          All the issuers of Basket
                                                 Stocks are registered under
                                                 the Exchange Act. Companies
                                                 with securities registered
                                                 under the Exchange Act are
                                                 required to file periodically
                                                 certain financial and other
                                                 information specified by the
                                                 Securities and Exchange
                                                 Commission (the "Commission").
                                                 Information provided to or
                                                 filed with the Commission can
                                                 be inspected and copied at the
                                                 public reference facilities
                                                 maintained by the Commission
                                                 at Room 1024, 450 Fifth
                                                 Street, N.W., Washington, D.C.
                                                 20549, and copies of such
                                                 material
                                                 can be obtained from the
                                                 Public Reference Section of
                                                 the Commission, 450 Fifth
                                                 Street, N.W., Washington, D.C.
                                                 20549, at prescribed rates. In
                                                 addition, information provided
                                                 to or filed with the
                                                 Commission electronically can
                                                 be accessed through a website
                                                 maintained by the Commission.
                                                 The address of the
                                                 Commission's website is
                                                 http://www.sec.gov.
                                                 Information provided to or
                                                 filed with the Commission by
                                                 each of the issuers of the
                                                 Basket Stocks pursuant to the
                                                 Exchange Act can be located by
                                                 reference to its respective
                                                 Commission file number, set
                                                 forth below. In addition,
                                                 information regarding the
                                                 issuers of the Basket Stocks
                                                 may be obtained from other
                                                 sources including, but not
                                                 limited to, press releases,
                                                 newspaper articles and other
                                                 publicly disseminated
                                                 documents. We make no
                                                 representation or warranty as
                                                 to the accuracy or
                                                 completeness of such
                                                 information.

                                                 Amerada Hess Corporation
                                                 explores for, produces,
                                                 purchases, transports and
                                                 sells crude oil and natural
                                                 gas, and manufactures,
                                                 purchases, transports, trades
                                                 and markets refined petroleum
                                                 and other energy products. Its
                                                 Commission file number is
                                                 1-1204.

                                                 Baker Hughes Incorporated
                                                 supplies wellbore related
                                                 products, technology services
                                                 and systems to the oil and gas
                                                 industry on a worldwide basis,
                                                 provides products and services
                                                 for drilling, formation
                                                 evaluation, completion and
                                                 production of oil and gas
                                                 wells, and participates in the
                                                 continuous process industry,
                                                 where it manufactures and
                                                 markets a broad range of
                                                 continuous and batch
                                                 centrifuges and specialty
                                                 filters. Its Commission file
                                                 number is 1-9397.

                                                 BP p.l.c. is engaged in oil
                                                 and natural gas exploration
                                                 and field development and
                                                 production, together with
                                                 pipeline transportation and
                                                 natural gas processing;
                                                 marketing and trading of
                                                 natural gas, natural gas
                                                 liquids, new market
                                                 development, liquefied natural
                                                 gas, and solar and renewables;
                                                 oil supply and trading as well
                                                 as refining and marketing; and
                                                 petrochemicals manufacturing
                                                 and marketing. Its Commission
                                                 file number is 1-6262.

                                                 ChevronTexaco Corporation
                                                 engages in fully integrated
                                                 petroleum operations,
                                                 chemicals operations, coal
                                                 mining and power and energy
                                                 services. Its Commission file
                                                 number is 1-368-2.

                                                 ConocoPhillips is an energy
                                                 company that engages in
                                                 petroleum exploration and
                                                 production; petroleum
                                                 refining, marketing, supply
                                                 and transportation; natural
                                                 gas gathering, processing and
                                                 marketing; and chemicals and
                                                 plastics production and
                                                 distribution. Its Commission
                                                 file number is 0-49987.

                                                 Exxon Mobil Corporation is a
                                                 petroleum refining company
                                                 that explores for, produces,
                                                 transports and sells crude oil
                                                 and natural gas, manufactures,
                                                 transports and sells petroleum
                                                 products, manufactures and
                                                 markets basic petrochemicals,
                                                 and has interests in electric
                                                 power generation facilities.
                                                 Its Commission file number is
                                                 1-2256.

                                                 Halliburton Company provides
                                                 services, products,
                                                 maintenance, engineering and
                                                 construction to energy,
                                                 industrial and governmental
                                                 customers. Its Commission file
                                                 number is 1-3492.

                                                 Kerr-McGee Corporation is an
                                                 energy and inorganic chemical
                                                 company that is engaged in oil
                                                 and gas exploration and
                                                 production and the production
                                                 and marketing of titanium
                                                 dioxide pigment and certain
                                                 other specialty chemicals,
                                                 heavy minerals and forest
                                                 products. Its Commission file
                                                 number is 1-16619.

                                                 Marathon Oil Corporation is
                                                 engaged in the worldwide
                                                 exploration and production of
                                                 crude oil and natural gas, the
                                                 domestic refining, marketing
                                                 and transportation of crude
                                                 oil and petroleum products,
                                                 and other energy related
                                                 businesses. Its Commission
                                                 file number is 1-5153.

                                                 Occidental Petroleum
                                                 Corporation is engaged in
                                                 exploring for, developing,
                                                 producing and marketing crude
                                                 oil and natural gas, and
                                                 manufacturing and marketing
                                                 basic chemicals, vinyls and
                                                 performance chemicals. Its
                                                 Commission file number is
                                                 1-9210.

                                                 Repsol YPF, S.A. is an
                                                 integrated oil and gas company
                                                 engaged in all aspects of the
                                                 petroleum business, including
                                                 exploration, development and
                                                 production of crude oil and
                                                 natural gas; transportation of
                                                 petroleum products, liquefied
                                                 petroleum gas and natural gas;
                                                 petroleum refining; production
                                                 of a wide range of
                                                 petrochemicals; and marketing
                                                 of petroleum products,
                                                 petroleum derivatives,
                                                 petrochemicals, liquefied
                                                 petroleum gas and natural gas.
                                                 Its Commission file number is
                                                 1-10220.

                                                 Royal Dutch Petroleum Company
                                                 is engaged in all the
                                                 principal aspects of the oil
                                                 and natural gas industry, and
                                                 has interests in chemicals,
                                                 power generation and renewable
                                                 energy. Its Commission file
                                                 number is 1-3788.

                                                 Schlumberger Limited provides
                                                 technology services and
                                                 solutions to the international
                                                 petroleum industry and
                                                 provides consulting and
                                                 systems integration services,
                                                 and network and infrastructure
                                                 solutions, primarily to the
                                                 global energy sector,
                                                 including oil and gas, and
                                                 other regional markets
                                                 spanning the
                                                 telecommunications, finance
                                                 and public sectors. Its
                                                 Commission file number is
                                                 1-4601.

                                                 TOTAL S.A. is an integrated
                                                 oil and gas company engaged in
                                                 all aspects of the petroleum
                                                 industry, including oil and
                                                 gas exploration, development
                                                 and production, refining and
                                                 marketing and the trading and
                                                 shipping of crude oil and
                                                 petroleum products; the
                                                 production of base chemicals
                                                 and polymers, intermediates
                                                 and performance polymers and
                                                 specialty chemicals for
                                                 industrial and consumer use;
                                                 and in coal mining and the
                                                 cogeneration and electricity
                                                 sectors. Its Commission file
                                                 number is 1-10888.

                                                 Unocal Corporation is engaged
                                                 in oil and gas exploration and
                                                 production, producing
                                                 geothermal energy and
                                                 providing electrical power,
                                                 has ownership in proprietary
                                                 and common carrier pipelines
                                                 and natural gas storage
                                                 facilities and is involved in
                                                 the marketing and trading of
                                                 hydrocarbon commodities. Its
                                                 Commission file number is
                                                 1-8483.

                                                 This pricing supplement
                                                 relates only to the BRIDGES
                                                 offered hereby and does not
                                                 relate to the Basket Stocks or
                                                 other securities of the
                                                 issuers of the Basket Stocks.
                                                 We have derived all
                                                 disclosures contained in this
                                                 pricing supplement regarding
                                                 the issuers of the Basket
                                                 Stocks from the publicly
                                                 available documents described
                                                 in the preceding paragraphs.
                                                 Neither we nor the Agent has
                                                 participated in the
                                                 preparation of such documents
                                                 or made any due diligence
                                                 inquiry with respect to the
                                                 issuers of the Basket Stocks
                                                 in connection with the
                                                 offering of the BRIDGES.
                                                 Neither we nor the Agent makes
                                                 any representation that such
                                                 publicly available documents
                                                 are or any other publicly
                                                 available information
                                                 regarding the issuers of the
                                                 Basket Stocks is accurate or
                                                 complete. Furthermore, we
                                                 cannot give any assurance that
                                                 all events occurring prior to
                                                 the date hereof (including
                                                 events that would affect the
                                                 accuracy or completeness of
                                                 the publicly available
                                                 documents described in the
                                                 preceding paragraphs) that
                                                 would affect the trading
                                                 prices of the Basket Stocks
                                                 (and therefore the Initial
                                                 Basket Value and the Exchange
                                                 Ratios) have been publicly
                                                 disclosed. Subsequent
                                                 disclosure of any such events
                                                 or the disclosure of or
                                                 failure to disclose material
                                                 future events concerning the
                                                 issuers of the Basket Stocks
                                                 could affect the payout you
                                                 receive on the BRIDGES.

                                                 Neither we nor any of our
                                                 affiliates makes any
                                                 representation to you as to
                                                 the performance of any of the
                                                 Basket Stocks or the Basket as
                                                 a whole.

                                                 We and/or our affiliates may
                                                 presently or from time to time
                                                 engage in business with the
                                                 issuers of the Basket Stocks,
                                                 including extending loans to,
                                                 or making equity investments
                                                 in, the issuers of the Basket
                                                 Stocks or providing advisory
                                                 services to the issuers of the
                                                 Basket Stocks, such as merger
                                                 and acquisition advisory
                                                 services. In the course of
                                                 such business, we and/or our
                                                 affiliates may acquire
                                                 non-public information with
                                                 respect to the issuers of the
                                                 Basket Stocks, and neither we
                                                 nor any of our affiliates
                                                 undertakes to disclose any
                                                 such information to you. In
                                                 addition, one or more of our
                                                 affiliates may publish
                                                 research reports with respect
                                                 to the issuers of the Basket
                                                 Stocks. The statements in the
                                                 preceding two sentences are
                                                 not intended to affect the
                                                 rights of the investors in the
                                                 BRIDGES under the securities
                                                 laws. As a prospective
                                                 investor in a BRIDGES, you
                                                 should undertake an
                                                 independent investigation of
                                                 the issuers of the Basket
                                                 Stocks as in your judgment is
                                                 appropriate to make an
                                                 informed decision with respect
                                                 to an investment in the Basket
                                                 Stocks.

Historical Information.................          The following tables set forth
                                                 the published high and low
                                                 Market Prices for each Basket
                                                 Stock during 2000, 2001, 2002
                                                 and during

                                                 2003 through June 19, 2003.
                                                 The Market Price of each
                                                 Basket Stock on June 19, 2003
                                                 is set forth above under
                                                 "--Basket Stocks." We obtained
                                                 the information in the tables
                                                 below from Bloomberg Financial
                                                 Markets, and we believe such
                                                 information to be accurate.

                                                 The historical prices of the
                                                 Basket Stocks should not be
                                                 taken as an indication of
                                                 future performance, and no
                                                 assurance can be given as to
                                                 the level of the Basket Stocks
                                                 on any Determination Date. The
                                                 value of the Basket Stocks may
                                                 be lower on the Determination
                                                 Dates than on the date of this
                                                 pricing supplement so that you
                                                 will receive only the $10
                                                 principal amount of the
                                                 BRIDGES at maturity. We cannot
                                                 give you any assurance that
                                                 the average value of the
                                                 Basket Stocks on the
                                                 Determination Dates will be
                                                 higher than $10.

                                                   Amerada Hess Corporation          High         Low        Dividends
                                                 ----------------------------    ---------    ----------   ------------

                                                 (CUSIP 023551104)
                                                 2000
                                                 First Quarter..............     $   64.63    $    48.25     $   .15
                                                 Second Quarter.............         70.13         61.75         .15
                                                 Third Quarter..............         73.63         57.63         .15
                                                 Fourth Quarter.............         76.06         58.63         .15
                                                 2001
                                                 First Quarter..............         78.56         66.94         .15
                                                 Second Quarter.............         89.90         73.49         .30
                                                 Third Quarter..............         81.93         59.50         .30
                                                 Fourth Quarter.............         68.62         54.15         .30
                                                 2002
                                                 First Quarter..............         79.74         57.75         .30
                                                 Second Quarter.............         84.21         75.15         .30
                                                 Third Quarter..............         82.52         61.44         .30
                                                 Fourth Quarter.............         69.35         49.68         .30
                                                 2003
                                                 First Quarter..............         57.05         41.58         .30
                                                 Second Quarter (through
                                                    June 19, 2003)..........         51.06         43.79         .30

                                                    Baker Hughes Incorporated        High        Low           Dividends
                                                 -----------------------------    ---------   ---------      ------------
                                                 (CUSIP 057224107)
                                                 2000
                                                 First Quarter..............     $   30.81    $   20.25      $     .115
                                                 Second Quarter.............         37.88        26.00            .115
                                                 Third Quarter..............         39.31        30.34            .115
                                                 Fourth Quarter.............         42.94        32.44            .115
                                                 2001
                                                 First Quarter..............         44.99        36.31            .115
                                                 Second Quarter.............         41.50        32.85            .115
                                                 Third Quarter..............         36.17        26.29            .115
                                                 Fourth Quarter.............         37.70        28.60            .115
                                                 2002
                                                 First Quarter..............         39.42        30.98            .115
                                                 Second Quarter.............         38.84        33.29            .115
                                                 Third Quarter..............         33.30        22.80            .115
                                                 Fourth Quarter.............         33.91        26.51            .115
                                                 2003
                                                 First Quarter..............         33.38        28.50            .115
                                                 Second Quarter (through
                                                    June 19, 2003)..........         35.94        27.21            .115

                                                            BP p.l.c.                High        Low           Dividends
                                                 -----------------------------    ---------   ---------      ------------
                                                 (CUSIP 055622104)
                                                 2000
                                                 First Quarter..............     $   60.63    $   43.63      $     .30
                                                 Second Quarter.............         57.94        47.50            .30
                                                 Third Quarter..............         58.31        50.75            .30
                                                 Fourth Quarter.............         56.69        45.63            .315
                                                 2001
                                                 First Quarter..............         53.49        46.64            .315
                                                 Second Quarter.............         54.86        47.88            .315
                                                 Third Quarter..............         52.80        44.20            .33
                                                 Fourth Quarter.............         51.88        43.23            .33
                                                 2002
                                                 First Quarter..............         53.10        43.84            .345
                                                 Second Quarter.............         53.88        47.30            .345
                                                 Third Quarter..............         50.86        39.32            .36
                                                 Fourth Quarter.............         42.35        36.78            .36
                                                 2003
                                                 First Quarter..............         41.88        35.37            .375
                                                 Second Quarter (through
                                                   June 19, 2003)...........         44.60        38.31            .375


                                                    ChevronTexaco Corporation        High        Low           Dividends
                                                 -------------------------------  ---------   ---------      ------------
                                                 (CUSIP 166764100)
                                                 2000
                                                 First Quarter..............     $   92.44    $   71.06      $     .65
                                                 Second Quarter.............         94.27        82.94            .65
                                                 Third Quarter..............         90.19        77.31            .65
                                                 Fourth Quarter.............         87.31        78.25            .65
                                                 2001
                                                 First Quarter..............         92.95        79.31            .65
                                                 Second Quarter.............         98.03        86.00            .65
                                                 Third Quarter..............         93.05        78.77            .65
                                                 Fourth Quarter.............         93.45        82.91            .70
                                                 2002
                                                 First Quarter..............         90.70        81.65            .70
                                                 Second Quarter.............         90.86        84.10            .70
                                                 Third Quarter..............         88.60        66.96            .70
                                                 Fourth Quarter.............         74.90        65.90            .70
                                                 2003
                                                 First Quarter..............         69.90        61.85            .70
                                                 Second Quarter (through
                                                   June 19, 2003)...........         75.62        62.81            .70


                                                       ConocoPhillips                High        Low           Dividends
                                                 -------------------------------  ---------   ---------      ------------
                                                 (CUSIP 20825C104)
                                                 2000
                                                 First Quarter..............     $   46.25    $   36.25       $     .34
                                                 Second Quarter.............         57.25        45.63             .34
                                                 Third Quarter..............         66.63        47.25             .34
                                                 Fourth Quarter.............         66.44        52.50             .34
                                                 2001
                                                 First Quarter..............         58.63        53.31             .34
                                                 Second Quarter.............         67.52        52.99             .34
                                                 Third Quarter..............         59.40        50.40             .36
                                                 Fourth Quarter.............         60.49        51.40             .36

                                                       ConocoPhillips                High        Low           Dividends
                                                 -------------------------------  ---------   ---------      ------------
                                                 2002
                                                 First Quarter..............         63.64        56.11             .36
                                                 Second Quarter.............         63.73        55.53             .36
                                                 Third Quarter..............         59.17        45.74             .36
                                                 Fourth Quarter.............         50.29        44.66             .40
                                                 2003
                                                 First Quarter..............         53.60        45.31             .40
                                                 Second Quarter (through
                                                   June 19, 2003)...........         55.45        50.05             .40


                                                       Exxon Mobil Corporation       High        Low           Dividends
                                                 -------------------------------  ---------   ---------      ------------
                                                 (CUSIP 30231G102)
                                                 2000
                                                 First Quarter..............     $   42.78    $   35.53      $     .22
                                                 Second Quarter.............         42.19        37.75            .22
                                                 Third Quarter..............         44.82        37.69            .22
                                                 Fourth Quarter.............         47.22        42.06            .22
                                                 2001
                                                 First Quarter..............         44.56        38.45            .22
                                                 Second Quarter.............         45.78        38.95            .22
                                                 Third Quarter..............         43.85        35.83            .23
                                                 Fourth Quarter.............         42.29        36.44            .23
                                                 2002
                                                 First Quarter..............         44.00        37.95            .23
                                                 Second Quarter.............         44.38        38.96            .23
                                                 Third Quarter..............         40.65        30.27            .23
                                                 Fourth Quarter.............         36.30        32.65            .23
                                                 2003
                                                 First Quarter..............         36.38        31.82            .23
                                                 Second Quarter (through
                                                   June 19, 2003)...........         38.31        34.33            .25

                                                 Historical prices with respect
                                                 to the common stock of Exxon
                                                 Mobil Corporation have been
                                                 adjusted for a 2-for-1 stock
                                                 split which became effective
                                                 in the third quarter of 2001.


                                                       Hallburton Company            High        Low           Dividends
                                                 -------------------------------  ---------   ---------      ------------
                                                 (CUSIP 406216101)
                                                 2000
                                                 First Quarter..............     $   44.50    $   33.69      $     .125
                                                 Second Quarter.............         51.56        38.00            .125
                                                 Third Quarter..............         54.69        41.69            .125
                                                 Fourth Quarter.............         50.38        33.38            .125
                                                 2001
                                                 First Quarter..............         45.16        35.13            .125
                                                 Second Quarter.............         49.20        32.41            .125
                                                 Third Quarter..............         36.45        19.70            .125
                                                 Fourth Quarter.............         27.92        12.00            .125
                                                 2002
                                                 First Quarter..............         17.38        10.06            .125
                                                 Second Quarter.............         19.40        15.52            .125
                                                 Third Quarter..............         15.30         9.10            .125
                                                 Fourth Quarter.............         21.37        12.78            .125
                                                 2003
                                                 First Quarter..............         21.50        17.78            .125
                                                 Second Quarter (through
                                                   June 19, 2003)...........         24.87        20.27            .13

                                                       Kerr-McGee Corporation        High        Low           Dividends
                                                 -------------------------------  ---------   ---------      ------------
                                                 (CUSIP 492386107)
                                                 2000
                                                 First Quarter..............     $   66.63    $   40.75      $     .45
                                                 Second Quarter.............         62.31        51.38            .45
                                                 Third Quarter..............         66.25        53.25            .45
                                                 Fourth Quarter.............         69.13        59.56            .45
                                                 2001
                                                 First Quarter..............         70.05        63.07            .45
                                                 Second Quarter.............         73.39        62.71            .45
                                                 Third Quarter..............         65.66        47.73            .45
                                                 Fourth Quarter.............         59.18        49.38            .45
                                                 2002
                                                 First Quarter..............         63.00        51.21            .45
                                                 Second Quarter.............         63.33        53.51            .45
                                                 Third Quarter..............         53.56        40.18            .45
                                                 Fourth Quarter.............         47.16        38.34            .45
                                                 2003
                                                 First Quarter..............         44.55        38.26            .45
                                                 Second Quarter (through
                                                   June 19, 2003)...........         48.27        39.90            .45



                                                     Marathon Oil Corporation        High        Low           Dividends
                                                 -------------------------------  ---------   ---------      ------------
                                                 (CUSIP 565849106)
                                                 2000
                                                 First Quarter..............     $   27.25    $   21.25      $     .21
                                                 Second Quarter.............         28.50        23.00            .21
                                                 Third Quarter..............         29.22        23.69            .23
                                                 Fourth Quarter.............         29.81        25.44            .23
                                                 2001
                                                 First Quarter..............         29.54        26.41            .23
                                                 Second Quarter.............         33.44        26.36            .23
                                                 Third Quarter..............         32.40        25.28            .23
                                                 Fourth Quarter.............         30.11        25.57            .23
                                                 2002
                                                 First Quarter..............         30.02        27.08            .23
                                                 Second Quarter.............         29.82        25.71            .23
                                                 Third Quarter..............         26.65        21.30            .23
                                                 Fourth Quarter.............         23.05        19.00            .23
                                                 2003
                                                 First Quarter..............         24.04        20.20            .23
                                                 Second Quarter (through
                                                   June 19, 2003)...........         27.00        22.56            .23


                                                 Occidental Petroleum Corporation     High        Low           Dividends
                                                 --------------------------------  ---------   ---------      ------------
                                                 (CUSIP 674599105)
                                                 2000
                                                 First Quarter..............     $   22.38    $   15.75      $     .25
                                                 Second Quarter.............         24.13        20.13            .25
                                                 Third Quarter..............         24.46        18.69            .25
                                                 Fourth Quarter.............         25.50        19.38            .25
                                                 2001
                                                 First Quarter..............         26.39        22.10            .25
                                                 Second Quarter.............         31.08        24.39            .25
                                                 Third Quarter..............         28.55        21.90            .25
                                                 Fourth Quarter.............         26.93        23.56            .25
                                                 2002
                                                 First Quarter..............         29.15        24.40            .25


                                                Occidental Petroleum Corporation     High        Low           Dividends
                                                 --------------------------------  ---------   ---------      ------------
                                                 (CUSIP 674599105)
                                                 Second Quarter.............         20.67        28.33            .25
                                                 Third Quarter..............         29.71        23.46            .25
                                                 Fourth Quarter.............         30.58        26.75            .25
                                                 2003
                                                 First Quarter..............         30.70        27.28            .26
                                                 Second Quarter (through             34.30        29.85            .26
                                                   June 19, 2003)...........


                                                       Repsol YPF, S.A.               High        Low           Dividends
                                                 --------------------------------  ---------   ---------      ------------
                                                 (CUSIP 76026T205)
                                                 2000
                                                 First Quarter..............     $   22.49    $   18.13      $     .1226
                                                 Second Quarter.............         22.00        19.38              --
                                                 Third Quarter..............         20.69        18.31            .1816
                                                 Fourth Quarter.............         19.44        14.75              --
                                                 2001
                                                 First Quarter..............         18.51        16.22            .146
                                                 Second Quarter.............         19.49        16.41              --
                                                 Third Quarter..............         17.40        13.25            .2163
                                                 Fourth Quarter.............         14.97        13.38              --
                                                 2002
                                                 First Quarter..............         14.68        11.58            .1531
                                                 Second Quarter.............         13.00        10.30              --
                                                 Third Quarter..............         13.26        10.48              --
                                                 Fourth Quarter.............         13.10        10.62              --
                                                 2003
                                                 First Quarter..............         14.83        13.29            .1366
                                                 Second Quarter (through
                                                   June 19, 2003)...........         16.94        14.48              --



                                                  Royal Dutch Petroleum Company       High        Low           Dividends
                                                 --------------------------------  ---------   ---------      ------------
                                                 (CUSIP 780257804)
                                                 2000
                                                 First Quarter..............     $   63.06    $   51.31      $       --
                                                 Second Quarter.............         64.81        56.00            .5817
                                                 Third Quarter..............         64.13        57.31            .5146
                                                 Fourth Quarter.............         65.06        54.94              --
                                                 2001
                                                 First Quarter..............         63.71        54.87              --
                                                 Second Quarter.............         62.25        53.87            .5985
                                                 Third Quarter..............         58.59        44.00            .45979
                                                 Fourth Quarter.............         54.10        46.65              --
                                                 2002
                                                 First Quarter..............         55.40        46.63              --
                                                 Second Quarter.............         56.05        51.10            .66255
                                                 Third Quarter..............         57.16        39.25            .52267
                                                 Fourth Quarter.............         44.67        39.94              --
                                                 2003
                                                 First Quarter..............         46.68        37.53            .826125
                                                 Second Quarter (through
                                                   June 19, 2003)...........         49.79        40.88            .63

                                                 Occidental Petroleum Corporation    High        Low           Dividends
                                                 --------------------------------  ---------   ---------      ------------
                                                 (CUSIP 806857108)
                                                 2000
                                                 First Quarter..............     $   82.19    $   54.06      $  .1875
                                                 Second Quarter.............         83.19        68.31         .1875
                                                 Third Quarter..............         87.88        68.88         .1875
                                                 Fourth Quarter.............         85.00        62.00         .1875
                                                 2001
                                                 First Quarter..............         81.75        57.61         .1875
                                                 Second Quarter.............         68.53        52.62         .1875
                                                 Third Quarter..............         56.48        41.94         .1875
                                                 Fourth Quarter.............         55.95        43.18         .1875
                                                 2002
                                                 First Quarter..............         61.50        49.50         .1875
                                                 Second Quarter.............         58.19        46.50         .1875
                                                 Third Quarter..............         46.72        36.24         .1875
                                                 Fourth Quarter.............         46.18        34.27         .1875
                                                 2003
                                                 First Quarter..............         43.10        36.07         .1875
                                                 Second Quarter (through
                                                   June 19, 2003)...........         49.78        37.41         .1875


                                                         TOTAL S.A.                  High        Low           Dividends
                                                 --------------------------------  ---------   ---------      ------------
                                                 (CUSIP 89151E109)
                                                 2000
                                                 First Quarter..............     $   77.19    $   61.25      $     --
                                                 Second Quarter.............         79.31        70.75            --
                                                 Third Quarter..............         80.38        72.06          .9468
                                                 Fourth Quarter.............         79.63        64.31            --
                                                 2001
                                                 First Quarter..............         75.68        65.97            --
                                                 Second Quarter.............         77.45        67.71         1.1968
                                                 Third Quarter..............         74.87        60.73            --
                                                 Fourth Quarter.............         72.60        61.74            --
                                                 2002
                                                 First Quarter..............         76.98        67.25            --
                                                 Second Quarter.............         80.90        72.60         1.4754
                                                 Third Quarter..............         82.93        62.09            --
                                                 Fourth Quarter.............         71.50        64.16            --
                                                 2003
                                                 First Quarter..............         74.90        61.87            --
                                                 Second Quarter (through             81.76        65.00         1.8836
                                                   June 19, 2003)...........


                                                     Unocal Corporation              High        Low           Dividends
                                                 --------------------------------  ---------   ---------      ------------
                                                 (CUSIP 915289102)
                                                 2000
                                                 First Quarter..............     $   34.63    $   25.75      $     .20
                                                 Second Quarter.............         38.44        28.13            .20
                                                 Third Quarter..............         37.56        28.56            .20
                                                 Fourth Quarter.............         39.94        33.63            .20
                                                 2001
                                                 First Quarter..............         38.56        32.75            .20
                                                 Second Quarter.............         39.97        32.43            .20
                                                 Third Quarter..............         37.15        29.96            .20
                                                 Fourth Quarter.............         36.07        30.40            .20

                                                     Unocal Corporation              High        Low           Dividends
                                                 --------------------------------  ---------   ---------      ------------
                                                 (CUSIP 915289102)
                                                 2002
                                                 First Quarter..............         39.01        33.17            .20
                                                 Second Quarter.............         39.63        35.40            .20
                                                 Third Quarter..............         36.75        29.49            .20
                                                 Fourth Quarter.............         32.09        26.79            .20
                                                 2003
                                                 First Quarter..............         31.66        25.21            .20
                                                 Second Quarter (through
                                                   June 19, 2003)...........         31.21        26.31            .20



                                                 We make no representation as
                                                 to the amount of dividends, if
                                                 any, that the issuers of the
                                                 Basket Stocks will pay in the
                                                 future. In any event, as an
                                                 investor in BRIDGES, you will
                                                 not be entitled to receive
                                                 dividends, if any, that may be
                                                 payable on the Basket Stocks.


                                                 Historical Basket Values Graph

                                                 The following graph shows the
                                                 historical daily values for a
                                                 basket composed of the Basket
                                                 Stocks, assuming that the
                                                 Exchange Ratios had been
                                                 determined so that each Basket
                                                 Stock would represent $.66667
                                                 of the Basket Value of $10 on
                                                 June 19, 2003. The graph
                                                 covers the period from June
                                                 19, 1998 through June 19,
                                                 2003. The historical
                                                 performance of the Basket
                                                 Stocks cannot be taken as an
                                                 indication of their future
                                                 performance.

                                                 Historical Basket Values from
                                                 June 19, 1998 - June 19, 2003

                                                     [GRAPHIC OMITTED]

Use of Proceeds and Hedging............          The net proceeds we receive
                                                 from the sale of the BRIDGES
                                                 will be used for general
                                                 corporate purposes and, in
                                                 part, by us or by one or more
                                                 of our subsidiaries in
                                                 connection with hedging our
                                                 obligations under the BRIDGES.
                                                 See also "Use of Proceeds" in
                                                 the accompanying prospectus.

                                                 On the date of this pricing
                                                 supplement, we, through our
                                                 subsidiaries or others, hedged
                                                 our anticipated exposure in
                                                 connection with the BRIDGES by
                                                 taking positions in the Basket
                                                 Stocks. Such purchase activity
                                                 could potentially have
                                                 increased the prices of the
                                                 Basket Stocks, and therefore
                                                 the prices at which the Basket
                                                 Stocks, on average, must close
                                                 on the Determination Dates in
                                                 order for you to receive at
                                                 maturity a payment that
                                                 exceeds the principal amount
                                                 of the BRIDGES. In addition,
                                                 through our subsidiaries, we
                                                 are likely to modify our hedge
                                                 position throughout the life
                                                 of the BRIDGES, including on
                                                 the Determination Dates, by
                                                 purchasing and selling the
                                                 Basket Stocks, futures or
                                                 options contracts on the
                                                 Basket Stocks listed on major
                                                 securities markets or
                                                 positions in any other
                                                 available securities or
                                                 instruments that we may wish
                                                 to use in connection with such
                                                 hedging activities. We cannot
                                                 give any assurance that our
                                                 hedging activities will not
                                                 affect the prices of the
                                                 Basket Stocks and, therefore,
                                                 adversely affect the value of
                                                 the BRIDGES or the payment
                                                 that you will receive at
                                                 maturity.

Supplemental Information Concerning
Plan of Distribution...................          Under the terms and subject to
                                                 conditions contained in the
                                                 U.S. distribution agreement
                                                 referred to in the prospectus
                                                 supplement under "Plan of
                                                 Distribution," the Agent,
                                                 acting as principal for its
                                                 own account, has agreed to
                                                 purchase, and we have agreed
                                                 to sell, the principal amount
                                                 of BRIDGES set forth on the
                                                 cover of this pricing
                                                 supplement. The Agent proposes
                                                 initially to offer the BRIDGES
                                                 directly to the public at the
                                                 public offering price set
                                                 forth on the cover page of
                                                 this pricing supplement. The
                                                 Agent may allow a concession
                                                 not in excess of 3.2% of the
                                                 principal amount of the
                                                 BRIDGES to other dealers,
                                                 which may include Morgan
                                                 Stanley & Co. International
                                                 Limited and Bank Morgan
                                                 Stanley AG. We expect to
                                                 deliver the BRIDGES against
                                                 payment therefor in New York,
                                                 New York on June 24, 2003.
                                                 After the initial offering,
                                                 the Agent may vary the
                                                 offering price and other
                                                 selling terms from time to
                                                 time.

                                                 In order to facilitate the
                                                 offering of the BRIDGES, the
                                                 Agent may engage in
                                                 transactions that stabilize,
                                                 maintain or otherwise affect
                                                 the price of the BRIDGES.
                                                 Specifically, the Agent may
                                                 sell more BRIDGES than it is
                                                 obligated to purchase in
                                                 connection with the offering,
                                                 creating a naked short
                                                 position in the BRIDGES for
                                                 its own account. The Agent
                                                 must close out any naked short
                                                 position by purchasing the
                                                 BRIDGES in the open market. A
                                                 naked short position is more
                                                 likely to be created if the
                                                 Agent is concerned that there
                                                 may be downward pressure on
                                                 the price of the BRIDGES in
                                                 the open market after pricing
                                                 that could adversely affect
                                                 investors who purchase in the
                                                 offering. As an additional
                                                 means of facilitating the
                                                 offering, the Agent may bid
                                                 for, and purchase, BRIDGES in
                                                 the open market to stabilize
                                                 the price of the BRIDGES. Any
                                                 of these activities may raise
                                                 or maintain the market price
                                                 of the BRIDGES
                                                 above independent market
                                                 levels or prevent or retard a
                                                 decline in the market price of
                                                 the BRIDGES. The Agent is not
                                                 required to engage in these
                                                 activities, and may end any of
                                                 these activities at any time.
                                                 See "--Use of Proceeds and
                                                 Hedging" above.

                                                 General

                                                 No action has been or will be
                                                 taken by us, the Agent or any
                                                 dealer that would permit a
                                                 public offering of the BRIDGES
                                                 or possession or distribution
                                                 of this pricing supplement or
                                                 the accompanying prospectus
                                                 supplement or prospectus or
                                                 any other offering material
                                                 relating to the BRIDGES in any
                                                 jurisdiction, other than the
                                                 United States, where action
                                                 for that purpose is required.
                                                 No offers, sales or deliveries
                                                 of the BRIDGES, or
                                                 distribution of this pricing
                                                 supplement or the accompanying
                                                 prospectus supplement or
                                                 prospectus or any other
                                                 offering material relating to
                                                 the BRIDGES, may be made in or
                                                 from any jurisdiction except
                                                 in circumstances which will
                                                 result in compliance with any
                                                 applicable laws and
                                                 regulations and will not
                                                 impose any obligations on us,
                                                 the Agent or any dealer.

                                                 The Agent has represented and
                                                 agreed, and any dealer through
                                                 which we may offer the BRIDGES
                                                 has represented and agreed,
                                                 that it (i) will comply with
                                                 all applicable laws and
                                                 regulations in force in any
                                                 jurisdiction in which it
                                                 purchases, offers, sells or
                                                 delivers the BRIDGES or
                                                 possesses or distributes this
                                                 pricing supplement and the
                                                 accompanying prospectus
                                                 supplement and prospectus and
                                                 (ii) will obtain any consent,
                                                 approval or permission
                                                 required by it for the
                                                 purchase, offer or sale by it
                                                 of the BRIDGES under the laws
                                                 and regulations in force in
                                                 any jurisdiction to which it
                                                 is subject or in which it
                                                 makes purchases, offers or
                                                 sales of the BRIDGES. We shall
                                                 not have responsibility for
                                                 the Agent's or any dealer's
                                                 compliance with the applicable
                                                 laws and regulations or
                                                 obtaining any required
                                                 consent, approval or
                                                 permission.

                                                 Brazil

                                                 The BRIDGES may not be offered
                                                 or sold to the public in
                                                 Brazil. Accordingly, the
                                                 offering of the BRIDGES has
                                                 not been submitted to the
                                                 Comissao de Valores
                                                 Mobiliarios for approval.
                                                 Documents relating to this
                                                 offering, as well as the
                                                 information contained herein
                                                 and therein, may not be
                                                 supplied to the public as a
                                                 public offering in Brazil or
                                                 be used in connection with any
                                                 offer for subscription or sale
                                                 to the public in Brazil.

                                                 Chile

                                                 The BRIDGES have not been
                                                 registered with the
                                                 Superintendencia de Valores y
                                                 Seguros in Chile and may not
                                                 be offered or sold publicly in
                                                 Chile. No offer, sales or
                                                 deliveries of the BRIDGES, or
                                                 distribution of this pricing
                                                 supplement or the accompanying
                                                 prospectus supplement or
                                                 prospectus, may be made in or
                                                 from Chile except in
                                                 circumstances which will
                                                 result in compliance with any
                                                 applicable Chilean laws and
                                                 regulations.

                                                 Hong Kong

                                                 The BRIDGES may not be offered
                                                 or sold in Hong Kong, by means
                                                 of any document, other than to
                                                 persons whose ordinary
                                                 business it is to buy or sell
                                                 shares or debentures, whether
                                                 as principal or agent, or in
                                                 circumstances which do not
                                                 constitute an offer to the
                                                 public within the meaning of
                                                 the Companies Ordinance (Cap.
                                                 32) of Hong Kong. The Agent
                                                 has not issued and will not
                                                 issue any advertisement,
                                                 invitation or document
                                                 relating to the BRIDGES,
                                                 whether in Hong Kong or
                                                 elsewhere, which is directed
                                                 at, or the contents of which
                                                 are likely to be accessed or
                                                 read by, the public in Hong
                                                 Kong (except if permitted to
                                                 do so under the securities
                                                 laws of Hong Kong) other than
                                                 with respect to BRIDGES which
                                                 are intended to be disposed of
                                                 only to persons outside Hong
                                                 Kong or only to "professional
                                                 investors" within the meaning
                                                 of the Securities and Futures
                                                 Ordinance (Cap. 571) of Hong
                                                 Kong and any rules made
                                                 thereunder.

                                                 Mexico

                                                 The BRIDGES have not been
                                                 registered with the National
                                                 Registry of Securities
                                                 maintained by the Mexican
                                                 National Banking and
                                                 Securities Commission and may
                                                 not be offered or sold
                                                 publicly in Mexico. This
                                                 pricing supplement and the
                                                 accompanying prospectus
                                                 supplement and prospectus may
                                                 not be publicly distributed in
                                                 Mexico.

                                                 Singapore

                                                 This pricing supplement and
                                                 the accompanying prospectus
                                                 supplement and prospectus have
                                                 not been registered as a
                                                 prospectus with the Monetary
                                                 Authority of Singapore.
                                                 Accordingly, this pricing
                                                 supplement and the
                                                 accompanying prospectus
                                                 supplement and prospectus and
                                                 any other document or material
                                                 used in connection with the
                                                 offer or sale, or invitation
                                                 for subscription or purchase,
                                                 of the BRIDGES may not be
                                                 circulated or distributed, nor
                                                 may the BRIDGES be offered or
                                                 sold, or be made the subject
                                                 of an invitation for
                                                 subscription or purchase,
                                                 whether directly or
                                                 indirectly, to persons in
                                                 Singapore other than under
                                                 circumstances in which such
                                                 offer, sale or invitation does
                                                 not constitute an offer or
                                                 sale, or invitation for
                                                 subscription or purchase, of
                                                 the BRIDGES to the public in
                                                 Singapore.

ERISA Matters for Pension Plans and
Insurance Companies....................          Each fiduciary of a pension,
                                                 profit-sharing or other
                                                 employee benefit plan subject
                                                 to the Employee Retirement
                                                 Income Security Act of 1974,
                                                 as amended ("ERISA"), (a
                                                 "Plan") should consider the
                                                 fiduciary standards of ERISA
                                                 in the context of the Plan's
                                                 particular circumstances
                                                 before authorizing an
                                                 investment in the BRIDGES.
                                                 Accordingly, among other
                                                 factors, the fiduciary should
                                                 consider whether the
                                                 investment would satisfy the
                                                 prudence and diversification
                                                 requirements of ERISA and
                                                 would be consistent with the
                                                 documents and instruments
                                                 governing the Plan.

                                                 In addition, we and certain of
                                                 our subsidiaries and
                                                 affiliates, including MS & Co.
                                                 and Morgan Stanley DW Inc.
                                                 (formerly Dean Witter Reynolds
                                                 Inc.) ("MSDWI"), may each be
                                                 considered a "party in
                                                 interest" within the meaning
                                                 of ERISA, or a "disqualified
                                                 person" within the meaning of
                                                 the Internal Revenue Code of
                                                 1986, as amended (the "Code"),
                                                 with respect to many Plans, as
                                                 well as many individual
                                                 retirement accounts and Keogh
                                                 plans (also "Plans").
                                                 Prohibited transactions within
                                                 the meaning of ERISA or the
                                                 Code would likely arise, for
                                                 example, if the BRIDGES are
                                                 acquired by or with the assets
                                                 of a Plan with respect to
                                                 which MS & Co., MSDWI or any
                                                 of their affiliates is a
                                                 service provider, unless the
                                                 BRIDGES are acquired pursuant
                                                 to an exemption from the
                                                 "prohibited transaction"
                                                 rules. A violation of these
                                                 "prohibited transaction" rules
                                                 may result in an excise tax or
                                                 other liabilities under ERISA
                                                 and/or Section 4975 of the
                                                 Code for such persons, unless
                                                 exemptive relief is available
                                                 under an applicable statutory
                                                 or administrative exemption.

                                                 The U.S. Department of Labor
                                                 has issued five prohibited
                                                 transaction class exemptions
                                                 ("PTCEs") that may provide
                                                 exemptive relief for direct or
                                                 indirect prohibited
                                                 transactions resulting from
                                                 the purchase or holding of the
                                                 BRIDGES. Those class
                                                 exemptions are PTCE 96-23
                                                 (for certain transactions
                                                 determined by in-house asset
                                                 managers), PTCE 95-60 (for
                                                 certain transactions involving
                                                 insurance company general
                                                 accounts), PTCE 91-38 (for
                                                 certain transactions involving
                                                 bank collective investment
                                                 funds), PTCE 90-1 (for certain
                                                 transactions involving
                                                 insurance company separate
                                                 accounts) and PTCE 84-14 (for
                                                 certain transactions
                                                 determined by independent
                                                 qualified asset managers).

                                                 Because we may be considered a
                                                 party in interest with respect
                                                 to many Plans, the BRIDGES may
                                                 not be purchased or held by
                                                 any Plan, any entity whose
                                                 underlying assets include
                                                 "plan assets" by reason of any
                                                 Plan's investment in the
                                                 entity (a "Plan Asset Entity")
                                                 or any person investing "plan
                                                 assets" of any Plan, unless
                                                 such purchaser or investor is
                                                 eligible for exemptive relief,
                                                 including relief available
                                                 under PTCE 96-23, 95-60,
                                                 91-38, 90-1 or 84-14 or such
                                                 purchase and holding is
                                                 otherwise not prohibited. Any
                                                 purchaser, including any
                                                 fiduciary purchasing on behalf
                                                 of a Plan, or investor in the
                                                 BRIDGES will be deemed to have
                                                 represented, in its corporate
                                                 and fiduciary capacity, by its
                                                 purchase and holding thereof
                                                 that it either (a) is not a
                                                 Plan or a Plan Asset Entity
                                                 and is not purchasing such
                                                 securities on behalf of or
                                                 with "plan assets" of any Plan
                                                 or (b) is eligible for
                                                 exemptive relief or such
                                                 purchase or holding is not
                                                 prohibited by ERISA or Section
                                                 4975 of the Code.

                                                 Under ERISA, assets of a Plan
                                                 may include assets held in the
                                                 general account of an
                                                 insurance company which has
                                                 issued an insurance policy to
                                                 such plan or assets of an
                                                 entity in which the Plan has
                                                 invested. Accordingly,
                                                 insurance company general
                                                 accounts that include assets
                                                 of a Plan must ensure that one
                                                 of the foregoing exemptions is
                                                 available. Due to the
                                                 complexity of these rules and
                                                 the penalties that may be
                                                 imposed upon persons involved
                                                 in non- exempt prohibited
                                                 transactions, it is
                                                 particularly important that
                                                 fiduciaries or other persons
                                                 considering purchasing the
                                                 BRIDGES on behalf of or with
                                                 "plan assets" of any Plan
                                                 consult with their counsel
                                                 regarding the availability of
                                                 exemptive relief under PTCE
                                                 96-23, 95-60, 91-38, 90-1 or
                                                 84-14.

                                                 Certain plans that are not
                                                 subject to ERISA, including
                                                 plans maintained by state and
                                                 local governmental entities,
                                                 are nonetheless subject to
                                                 investment restrictions under
                                                 the terms of applicable local
                                                 law. Such restrictions may
                                                 preclude the purchase of the
                                                 BRIDGES.

                                                 Purchasers of the BRIDGES have
                                                 exclusive responsibility for
                                                 ensuring that their purchase
                                                 and holding of the BRIDGES do
                                                 not violate the prohibited
                                                 transaction rules of ERISA or
                                                 the Code, or any requirements
                                                 applicable to government or
                                                 other benefit plans that are
                                                 not subject to ERISA or the
                                                 Code.

United States Federal Income Taxation..          The following summary is based
                                                 on the opinion of Davis Polk &
                                                 Wardwell, our special tax
                                                 counsel, and is a general
                                                 discussion of the principal
                                                 U.S. federal income tax
                                                 consequences to initial
                                                 investors in the BRIDGES
                                                 purchasing the BRIDGES at the
                                                 Issue Price, who will hold the
                                                 BRIDGES as capital assets
                                                 within the meaning of Section
                                                 1221 of the Code. Unless
                                                 otherwise specifically
                                                 indicated, this summary is
                                                 based on the Code,
                                                 administrative pronouncements,
                                                 judicial decisions and
                                                 currently effective and
                                                 proposed Treasury regulations,
                                                 changes to any of which
                                                 subsequent to the date of this
                                                 pricing supplement may affect
                                                 the tax consequences described
                                                 herein. This discussion does
                                                 not describe all of the U.S.
                                                 federal income tax
                                                 consequences that may be
                                                 relevant to an investor in
                                                 light of its particular
                                                 circumstances or to investors
                                                 that are subject to special
                                                 rules, such as:

                                                 o certain financial
                                                   institutions;

                                                 o dealers in securities or
                                                   foreign currencies;

                                                 o investors holding BRIDGES as
                                                   part of a hedge;

                                                 o U.S. Holders, as defined
                                                   below, whose functional
                                                   currency is not the U.S.
                                                   dollar;

                                                 o partnerships;

                                                 o nonresident alien
                                                   individuals who have lost
                                                   their United States citizen-
                                                   ship or who have ceased
                                                   to be taxed as United States
                                                   resident aliens;

                                                 o corporations that are
                                                   treated as foreign personal
                                                   holding companies, controlled
                                                   foreign corporations or
                                                   passive foreign investment
                                                   companies;

                                                 o Non-U.S. Holders, as defined
                                                   below, that are owned or
                                                   controlled by persons subject
                                                   to U.S. federal income tax;

                                                 o Non-U.S. Holders for whom
                                                   income or gain in respect of
                                                   a BRIDGES are effectively
                                                   connected with a trade or
                                                   business in the United
                                                   States; and

                                                 o Non-U.S. Holders who are
                                                   individuals having a "tax
                                                   home" (as defined in Section
                                                   911(d)(3) of the Code) in the
                                                   United States.

                                                 If you are considering
                                                 purchasing the BRIDGES, you
                                                 are urged to consult your own
                                                 tax advisor with regard to the
                                                 application of the U.S.
                                                 federal income tax laws to
                                                 your particular situation
                                                 as well as any tax
                                                 consequences arising under the
                                                 laws of any state, local or
                                                 foreign taxing jurisdiction.

                                                 U.S. Holders

                                                 This section only applies to
                                                 you if you are a U.S. Holder
                                                 and is only a brief summary of
                                                 the U.S. federal income tax
                                                 consequences of the ownership
                                                 and disposition of the
                                                 BRIDGES. As used herein, the
                                                 term "U.S. Holder" means a
                                                 beneficial owner of a BRIDGES
                                                 that is for U.S. federal
                                                 income tax purposes:

                                                 o a citizen or resident of the
                                                   United States;

                                                 o a corporation, or other
                                                   entity taxable as a
                                                   corporation, created or
                                                   organized in or under the
                                                   laws of the United States or
                                                   of any political subdivision
                                                   thereof; or

                                                 o an estate or trust the
                                                   income of which is subject to
                                                   U.S. federal income taxation
                                                   regardless of its source.

                                                 The BRIDGES will be treated as
                                                 "contingent payment debt
                                                 instruments" for U.S. federal
                                                 income tax purposes. U.S.
                                                 Holders should refer to the
                                                 discussion under "United
                                                 States Federal
                                                 Taxation--Notes--Notes Linked
                                                 to Commodity Prices, Single
                                                 Securities, Baskets of
                                                 Securities or Indices" in the
                                                 accompanying prospectus
                                                 supplement for a full
                                                 description of the U.S.
                                                 federal income tax
                                                 consequences of ownership and
                                                 disposition of a contingent
                                                 payment debt instrument.

                                                 In summary, U.S. Holders will,
                                                 regardless of their method of
                                                 accounting for U.S. federal
                                                 income tax purposes, be
                                                 required to accrue original
                                                 issue discount ("OID") as
                                                 interest income on the BRIDGES
                                                 on a constant yield basis in
                                                 each year that they hold the
                                                 BRIDGES, despite the fact that
                                                 no stated interest will
                                                 actually be paid on the
                                                 BRIDGES. As a result, U.S.
                                                 Holders will be required to
                                                 pay taxes annually on the
                                                 amount of accrued OID, even
                                                 though no cash is paid on the
                                                 BRIDGES from which to pay such
                                                 taxes. In addition, any gain
                                                 recognized by U.S. Holders on
                                                 the sale or exchange, or at
                                                 maturity, of the BRIDGES will
                                                 generally be treated as
                                                 ordinary income.

                                                 The rate of accrual of OID on
                                                 the BRIDGES is the yield at
                                                 which we would issue a fixed
                                                 rate debt instrument with
                                                 terms similar to those of the
                                                 BRIDGES (our "comparable
                                                 yield") and is determined at
                                                 the time of the issuance of
                                                 the BRIDGES. We have
                                                 determined that the
                                                 "comparable yield" is an
                                                 annual rate of 3.85%
                                                 compounded annually. Based on
                                                 our determination of the
                                                 comparable yield, the
                                                 "projected payment schedule"
                                                 for a BRIDGES (assuming each
                                                 BRIDGES has an issue price of
                                                 $10 for U.S. federal income
                                                 tax purposes) consists of a
                                                 projected amount equal to
                                                 $13.02 due at maturity.

                                                 The following table states the
                                                 amount of OID that will be
                                                 deemed to have accrued with
                                                 respect to a BRIDGES during
                                                 each accrual period, based
                                                 upon our determination of the
                                                 comparable yield and the
                                                 projected payment schedule:

                                                                                                              TOTAL OID
                                                                                                              DEEMED TO
                                                                                               OID          HAVE ACCRUED
                                                                                            DEEMED TO      FROM ORIGINAL
                                                                                              ACCRUE      ISSUE DATE (PER
                                                                                              DURING       BRIDGES) AS OF
                                                                                             ACCRUAL           END OF
                                                                                           PERIOD (PER        ACCRUAL
                                                                  ACCRUAL PERIOD            BRIDGES            PERIOD
                                                                -------------------    ----------------  -----------------
                                                 Original Issue Date through
                                                       December 31, 2003...........     $     .20         $        .20
                                                 January 1, 2004 through
                                                       December 31, 2004...........     $     .39         $        .59
                                                 January 1, 2005 through
                                                       December 31, 2005...........     $     .41         $       1.00
                                                 January 1, 2006 through
                                                       December 31, 2006...........     $     .42         $       1.42
                                                 January 1, 2007 through
                                                       December 31, 2007...........     $     .44         $       1.86
                                                 January 1, 2008 through
                                                       December 31, 2008...........     $     .46         $       2.32
                                                 January 1, 2009 through
                                                       December 31, 2009...........     $     .47         $       2.79
                                                 January 1, 2010 through
                                                       June 15, 2010...............     $     .23         $       3.02


                                                 The comparable yield and the
                                                 projected payment schedule are
                                                 not provided for any purpose
                                                 other than the determination
                                                 of U.S. Holders' OID accruals
                                                 and adjustments in respect of
                                                 the BRIDGES, and we make no
                                                 representation regarding the
                                                 actual amounts of payments on
                                                 a BRIDGES.

                                                 Non-U.S. Holders

                                                 This section only applies to
                                                 you if you are a Non-U.S.
                                                 Holder. As used herein, the
                                                 term "Non-U.S. Holder" means a
                                                 beneficial owner of a BRIDGES
                                                 that is for U.S. federal
                                                 income tax purposes:

                                                 o a nonresident alien
                                                   individual;
                                                 o a foreign corporation; or
                                                 o a foreign trust or estate.

                                                 Tax Treatment upon Maturity,
                                                 Sale, Exchange or Disposition
                                                 of a BRIDGES. Subject to the
                                                 discussion below concerning
                                                 backup withholding, payments
                                                 on a BRIDGES by us or a paying
                                                 agent to a Non-U.S. Holder and
                                                 gain realized by a Non-U.S.
                                                 Holder on the sale, exchange
                                                 or other disposition of a
                                                 BRIDGES, will not be subject
                                                 to U.S. federal income or
                                                 withholding tax, provided
                                                 that:

                                                 o such Non-U.S. Holder does
                                                   not own, actually or
                                                   constructively, 10 percent
                                                   or more of the total
                                                   combined voting power of all
                                                   classes of stock of Morgan
                                                   Stanley entitled to vote and
                                                   is not a bank receiving
                                                   interest described in
                                                   Section 881(c)(3)(A) of the
                                                   Code; and

                                                 o the certification required
                                                   by Section 871(h) or Section
                                                   881(c) of
                                                   the Code has been provided
                                                   with respect to the Non-U.S.
                                                   Holder, as discussed below.

                                                 Certification Requirements.
                                                 Sections 871(h) and 881(c) of
                                                 the Code require that, in
                                                 order to obtain an exemption
                                                 from withholding tax in
                                                 respect of payments on the
                                                 BRIDGES that are, for U.S.
                                                 federal income tax purposes,
                                                 treated as interest, the
                                                 beneficial owner of a BRIDGES
                                                 certifies on Internal Revenue
                                                 Service Form W-8BEN, under
                                                 penalties of perjury, that it
                                                 is not a "United States
                                                 person" within the meaning of
                                                 Section 7701(a)(30) of the
                                                 Code. If you are a prospective
                                                 investor, you are urged to
                                                 consult your tax advisor
                                                 regarding the reporting
                                                 requirements, including
                                                 reporting requirements for
                                                 foreign partnerships and their
                                                 partners.

                                                 Estate Tax. Subject to
                                                 benefits provided by an
                                                 applicable estate tax treaty,
                                                 a BRIDGES held by an
                                                 individual who is a Non-U.S.
                                                 Holder will not be subject to
                                                 U.S. federal estate tax upon
                                                 the individual's death unless,
                                                 at such time, interest
                                                 payments on the BRIDGES would
                                                 have been:

                                                 o subject to U.S. federal
                                                   withholding tax without
                                                   regard to the W- 8BEN
                                                   certification requirement
                                                   described above, not taking
                                                   into account an elimination
                                                   of such U.S. federal
                                                   withholding tax due to the
                                                   application of an income tax
                                                   treaty; or

                                                 o effectively connected to
                                                   the conduct by the holder of
                                                   a trade or business in the
                                                   United States.

                                                 Information Reporting and
                                                 Backup Withholding.
                                                 Information returns may be
                                                 filed with the U.S. Internal
                                                 Revenue Service (the "IRS") in
                                                 connection with the payments
                                                 on the BRIDGES at maturity as
                                                 well as in connection with the
                                                 proceeds from a sale, exchange
                                                 or other disposition. The
                                                 Non-U.S. Holder may be subject
                                                 to U.S. backup withholding on
                                                 such payments or proceeds,
                                                 unless the Non-U.S. Holder
                                                 complies with certification
                                                 requirements to establish that
                                                 it is not a United States
                                                 person, as described above.
                                                 The certification requirements
                                                 of Sections 871(h) and 881(c)
                                                 of the Code, described above,
                                                 will satisfy the certification
                                                 requirements necessary to
                                                 avoid backup withholding as
                                                 well. The amount of any backup
                                                 withholding from a payment to
                                                 a Non-U.S. Holder will be
                                                 allowed as a credit against
                                                 the Non-U.S. Holder's U.S.
                                                 federal income tax liability
                                                 and may entitle the Non-U.S.
                                                 Holder to a refund, provided
                                                 that the required information
                                                 is furnished to the IRS.